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                                                                   EXHIBIT 10.29


                             NET LEASE AGREEMENT




                      OPUS NORTH CORPORATION - LANDLORD

                        ERO INDUSTRIES, INC. - TENANT





                             DATED: MAY 26, 1992
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                                TABLE OF CONTENTS

                                                                           Page

                                   ARTICLE I
                                 TERM OF LEASE

Section  1.1  Term of Lease . . . . . . . . . . . . . . . . . . . . . . .    1

                                   ARTICLE II
                          CONSTRUCTION OF IMPROVEMENTS

Section  2.1  Landlord's Improvements . . . . . . . . . . . . . . . . . .    1
Section  2.2  Force Majeure . . . . . . . . . . . . . . . . . . . . . . .    4
Section  2.3  Possession of Demised Premises. . . . . . . . . . . . . . .    4
Section  2.4  Construction Guaranty . . . . . . . . . . . . . . . . . . .    5
Section  2.5  Tenant's Acceptance of Demised Premises . . . . . . . . . .    6
Section  2.6  Repair and Maintenance. . . . . . . . . . . . . . . . . . .    6

                                  ARTICLE III
                                   BASIC RENT

Section  3.1  Basic Rent . . . . . . . . . . . . . . . . . . . . . . . . .   6
Section  3.2  Basic Rent Adjustment. . . . . . . . . . . . . . . . . . . .   7
Section  3.3  Additional Rent. . . . . . . . . . . . . . . . . . . . . . .   7
Section  3.4  Delinquent Payments. . . . . . . . . . . . . . . . . . . . .   7
Section  3.5  Independent Obligations. . . . . . . . . . . . . . . . . . .   8

                                   ARTICLE IV
                            USE OF DEMISED PREMISES

Section  4.1  Permitted Use. . . . . . . . . . . . . . . . . . . . . . . .   8
Section  4.2  Preservation of Demised Premises . . . . . . . . . . . . . .   8
Section  4.3  Acceptance of Demised Premises . . . . . . . . . . . . . . .   8

                                   ARTICLE V
                      PAYMENT OF TAXES, ASSESSMENTS, ETC.

Section  5.1  Payment of Impositions . . . . . . . . . . . . . . . . . . .   8
Section  5.2  Tenant's Right to Contest Impositions. . . . . . . . . . . .   9
Section  5.3  Levies and Other Taxes . . . . . . . . . . . . . . . . . . .  10
Section  5.4  Evidence of Payment. . . . . . . . . . . . . . . . . . . . .  10
Section  5.5  Escrow for Taxes and Assessments . . . . . . . . . . . . . .  11
Section  5.6  Landlord's Right to Contest Impositions. . . . . . . . . . .  11
Section  5.7  Real Estate Tax Limitation . . . . . . . . . . . . . . . . .  12

                                   ARTICLE VI
                                   INSURANCE

Section  6.1  Tenant's Insurance Obligations . . . . . . . . . . . . . . .  12
Section  6.2  Insurance Coverage . . . . . . . . . . . . . . . . . . . . .  13
Section  6.3  Insurance Provisions . . . . . . . . . . . . . . . . . . . .  13
Section  6.4  Waiver of Subrogation. . . . . . . . . . . . . . . . . . . .  14
Section  6.5  Tenant's Indemnification of Landlord . . . . . . . . . . . .  14
Section  6.6  Unearned Premiums. . . . . . . . . . . . . . . . . . . . . .  14
Section  6.7  Blanket Insurance Coverage . . . . . . . . . . . . . . . . .  14

                                  ARTICLE VII
                                   UTILITIES

Section  7.1  Payment of Utilities . . . . . . . . . . . . . . . . . . . .  15
Section  7.2  Additional Charges . . . . . . . . . . . . . . . . . . . . .  15

                                  ARTICLE VIII
                                    REPAIRS

Section  8.1  Tenant's Repairs . . . . . . . . . . . . . . . . . . . . . .  15
Section  8.2  Maintenance. . . . . . . . . . . . . . . . . . . . . . . . .  16
Section  8.3  Tenant's Waiver of Claims Against Landlord . . . . . . . . .  16
Section  8.4  Prohibition Against Waste. . . . . . . . . . . . . . . . . .  16
Section  8.5  Landlord's Right to Effect Repairs . . . . . . . . . . . . .  16
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Section  8.6  Misuse or Neglect . . . . . . . . . . . . . . . . . . . . .    16
Section  8.7  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

                                   ARTICLE IX
                      COMPLIANCE WITH LAWS AND ORDINANCES

Section  9.1  Compliance with Laws and Ordinances . . . . . . . . . . . . .  18
Section  9.2  Compliance with Permitted Encumbrances. . . . . . . . . . . .  19
Section  9.3  Tenant's Obligations  . . . . . . . . . . . . . . . . . . . .  19
Section  9.4  Tenant's Right to Contest Laws and Ordinances . . . . . . . .  19
Section  9.5  Compliance with Hazardous Materials Laws. . . . . . . . . . .  19
Section  9.6  Hazardous Materials Representation by Landlord. . . . . . . .  21
Section  9.7  Cost of Compliance with Hazardous Materials Laws. . . . . . .  21
Section  9.8  Discovery of Hazardous Materials. . . . . . . . . . . . . . .  21
Section  9.9  Indemnification . . . . . . . . . . . . . . . . . . . . . . .  21
Section  9.10 Environmental Audits. . . . . . . . . . . . . . . . . . . . .  22
Section  9.11 Acts or Omissions Regarding Hazardous Materials . . . . . . .  22
Section  9.12 Survival  . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                   ARTICLE X
                        MECHANIC'S LIENS AND OTHER LIENS

Section 10.1  Freedom from Liens. . . . . . . . . . . . . . . . . . . . . .  22
Section 10.2  Landlord's Indemnification. . . . . . . . . . . . . . . . . .  23
Section 10.3  Removal of Liens. . . . . . . . . . . . . . . . . . . . . . .  23
Section 10.4  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                   ARTICLE XI
                               INTENT OF PARTIES

Section 11.1  Net Lease . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 11.2  Entry by Landlord . . . . . . . . . . . . . . . . . . . . . .  24
Section 11.3  Interest on Unpaid Amounts. . . . . . . . . . . . . . . . . .  25

                                  ARTICLE XII
                               DEFAULTS OF TENANT

Section 12.1  Event of Default. . . . . . . . . . . . . . . . . . . . . . .  25
Section 12.2  Surrender of Demised Premises . . . . . . . . . . . . . . . .  26
Section 12.3  Reletting by Landlord . . . . . . . . . . . . . . . . . . . .  26
Section 12.4  Survival of Tenant's Obligations. . . . . . . . . . . . . . .  26
Section 12.5  Damages . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 12.6  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 12.7  Landlord's Remedies . . . . . . . . . . . . . . . . . . . . .  28
Section 12.8  Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 12.9  Waiver by Tenant. . . . . . . . . . . . . . . . . . . . . . .  29

                                  ARTICLE XIII
                          DESTRUCTION AND RESTORATION

Section 13.1  Destruction and Restoration . . . . . . . . . . . . . . . . .  29
Section 13.2  Application of Insurance Proceeds . . . . . . . . . . . . . .  29
Section 13.3  Continuance of Tenant's Obligations . . . . . . . . . . . . .  30
Section 13.4  Availability of Insurance Proceeds. . . . . . . . . . . . . .  30
Section 13.5  Completion of Restoration . . . . . . . . . . . . . . . . . .  31
Section 13.6  Termination of Lease. . . . . . . . . . . . . . . . . . . . .  31

                                  ARTICLE XIV
                                  CONDEMNATION

Section 14.1  Condemnation of Entire Demised Premises . . . . . . . . . . .  31
Section 14.2  Partial Condemnation/Termination of Lease . . . . . . . . . .  32
Section 14.3  Partial Condemnation/Continuation of Lease. . . . . . . . . .  32
Section 14.4  Continuance of Obligations. . . . . . . . . . . . . . . . . .  34
Section 14.5  Adjustment of Rent. . . . . . . . . . . . . . . . . . . . . .  34
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Section 14.6  Tenant's Interest in Alterations . . . . . . . . . . . . . .  34

                                   ARTICLE XV
                          ASSIGNMENT, SUBLETTING, ETC.

Section 15.1  Restriction on Transfer. . . . . . . . . . . . . . . . . . .  35
Section 15.2  Restriction From Further Termination . . . . . . . . . . . .  36
Section 15.3  Landlord's Termination Right . . . . . . . . . . . . . . . .  36
Section 15.4  Tenant's Failure to Comply . . . . . . . . . . . . . . . . .  37
Section 15.5  Sharing of Excess Rent . . . . . . . . . . . . . . . . . . .  38

                                  ARTICLE XVI
                         SUBORDINATION, NONDISTURBANCE
                       NOTICE TO MORTGAGEE AND ATTORNMENT

Section 16.1  Subordination by Tenant. . . . . . . . . . . . . . . . . . .  37
Section 16.2  Landlord's Default . . . . . . . . . . . . . . . . . . . . .  38
Section 163.  Attornment . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                  ARTICLE XVII
                                     SIGNS

Section 17.1  Tenant's Signs . . . . . . . . . . . . . . . . . . . . . . .  39

                                 ARTICLE XVIII
                               REPORTS BY TENANT

Section 18.1  Annual Statements. . . . . . . . . . . . . . . . . . . . . .  39

                                  ARTICLE XIX
                            CHANGES AND ALTERATIONS

Section 19.1  Tenant's Changes and Alterations . . . . . . . . . . . . . .  39

                                   ARTICLE XX
                            MISCELLANEOUS PROVISIONS

Section 20.1  Entry by Landlord. . . . . . . . . . . . . . . . . . . . . .  41
Section 20.2  Exhibition of Demised Premises . . . . . . . . . . . . . . .  42
Section 20.3  Indemnification by Tenant. . . . . . . . . . . . . . . . . .  42
Section 20.4  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 20.5  Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . .  43
Section 20.6  Landlord's Continuing Obligations. . . . . . . . . . . . . .  43
Section 20.7  Estoppel . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 20.8  Delivery of Corporate Documents. . . . . . . . . . . . . . .  44
Section 20.9  Memorandum of Lease. . . . . . . . . . . . . . . . . . . . .  45
Section 20.10 Severability . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 20.11 Successors and Assigns . . . . . . . . . . . . . . . . . . .  45
Section 20.12 Captions . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 20.13 Relationship of Parties. . . . . . . . . . . . . . . . . . .  45
Section 20.14 Entire Agreement . . . . . . . . . . . . . . . . . . . . . .  46
Section 20.15 No Merger. . . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 20.16 Possession and Use . . . . . . . . . . . . . . . . . . . . .  46
Section 20.17 No Surrender During Lease Term . . . . . . . . . . . . . . .  46
Section 20.18 Surrender of Demised Premises. . . . . . . . . . . . . . . .  46
Section 20.19 Holding Over . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 20.20 Landlord Approval. . . . . . . . . . . . . . . . . . . . . .  47
Section 20.21 Survival . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 20.22 Attorney's Fees. . . . . . . . . . . . . . . . . . . . . . .  47
Section 20.23 Landlord's Limited Liability . . . . . . . . . . . . . . . .  47
Section 20.24 Broker . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 20.25 Governing Law. . . . . . . . . . . . . . . . . . . . . . . .  48
Section 20.26 Joint and Several Liability. . . . . . . . . . . . . . . . .  48
Section 20.27 Time is of the Essence . . . . . . . . . . . . . . . . . . .  48

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                                  ARTICLE XXI
                           MOVING EXPENSES ALLOWANCE

                                  ARTICLE XXII
                            REIMBURSEMENT OF COST OF
                         PREPARING THE WORKING DRAWINGS

                                ARTICLE XXIII
                   OPPORTUNITY TO NEGOTIATE EXTENSION TERM

                                 ARTICLE XXIV
             ASSIGNMENT AND SUBLETTING TO WHOLLY OWNED SUBSIDIARY

                                 ARTICLE XXV
                        FAILURE TO DELIVER POSSESSION


                                   EXHIBITS

        Exhibit "A"     Legal Description and Permitted Encumbrances
        Exhibit "B"     Preliminary Contract Documents
        Exhibit "C"     Working Drawings
        Exhibit "D"     Allowance Items


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                             NET LEASE AGREEMENT

        THIS NET LEASE AGREEMENT ("Lease"), made this 26th day of May, 1992, by and between OPUS NORTH CORPORATION, an Illinois corporation ("Landlord") and ERO INDUSTRIES, INC., a Delaware corporation ("Tenant").


                                 WITNESSETH:

        Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Tenant, its successors and assigns, to be paid, kept, observed and performed, has leased, rented, let and demised, and by these presents does lease, rent, let and demise unto Tenant, and Tenant does hereby take and hire, upon and subject to the conditions and limitations hereinafter expressed, all that parcel of land situated in the Village of Mount Prospect, County of Cook and State of Illinois, described in Exhibit "A" attached hereto and made a part hereof, together with any appurtenant easements described in said Exhibit "A" (the "Land"), together with all improvements located on and to be constructed thereon. Landlord's Improvements (as defined in Article II) and all other improvements, machinery, equipment, fixtures and other property, real, personal or mixed (except Tenant's trade fixtures and equipment) installed or located thereon, together with all additions, alterations and replacements thereof are hereinafter referred to as the "Improvements." The Land and the Improvements are hereinafter referred to as the "Demised Premises." The Demised Premises are subject to the easements, restrictions, reservations and other "permitted encumbrances" set forth in said Exhibit "A". The structures located upon and being a part of the Demised Premises which are constructed for human occupancy or for storage of goods, merchandise, equipment, or other personal property are collectively called the "Building."


                                  ARTICLE I
                                TERM OF LEASE

        Section 1.1 Term of Lease. The initial term of this Lease shall commence on the fifteenth day of July, 1992, and shall end seven (7) years, two
(2) weeks and no (0) months thereafter, on the thirty-first day of July, 1999. The initial term of the Lease, as set forth above, is sometimes hereinafter referred to as the "Initial Term." Any reference to the term of this Lease or similar reference shall be a reference to the Initial Term together with any renewal terms (if any) of this Lease or any extensions to or modifications of the Initial Term. Tenant shall not be liable to Landlord for the payment of Basic Rent (as hereinafter defined) or the payment of any other obligation to be paid by Tenant until the Commencement Date as defined in Section 2.3.


                                  ARTICLE II
                         CONSTRUCTION OF IMPROVEMENTS

        Section 2.1 Landlord's Improvements. Landlord agrees to furnish at Landlord's sole cost and expense all of the material, labor, and equipment for the construction on the Land of the improvements ("Landlord's Improvements") contemplated by the documents listed on Exhibit B attached hereto and made a part hereof (such documents are sometimes hereinafter collectively referred to as the "Preliminary Contract Documents"). Landlord's Improvements shall be constructed in a good and workmanlike manner in substantial accordance with the Preliminary Contract Documents and Landlord agrees to complete the construction thereof in accordance with the applicable building code as it is presently interpreted and enforced by the governmental bodies having jurisdiction thereof subject to the conditions and limitations set forth in the third succeeding paragraph. Landlord's Improvements shall consist of, among other things, an expansion of the existing parking facility serving the Building to provide a total of 140 standard size parking spaces for the Building. Tenant agrees to cause a complete set of working drawings, including HVAC, plumbing, sprinkler, electrical, architectural and structural (collectively, the "Working Drawings") to be prepared in accordance with (and not reflecting items in excess of those contemplated by) the Preliminary Contract Documents and the aforesaid building code and to submit the same to Landlord for its approval. Landlord agrees that it will not withhold its approval except for just and reasonable cause and will not act in an arbitrary or capricious manner with respect to the approval of the Working Drawings. The Working Drawings shall be approved by Landlord and Tenant by affixing thereon the signature or initials of an authorized officer or employee of each of the respective parties hereto and copies thereof shall be attached to each party's copy of this Lease and make a part hereof as Exhibit "C." Such Exhibit "C" shall be in lieu of and shall replace the Preliminary Contract Documents except as to non-construction matters contained in the Preliminary Contract Documents such as allowances and exclusions not expressly and specifically superseded by the Working Drawings. the signature of an authorized officer or employee shall be deemed conclusive evidence of the approval indicated by such signature. Landlord agrees to appoint competent personnel to work with Tenant in the preparation of the Working Drawings and Tenant agrees to appoint an officer or employee of Tenant to work with Landlord in the preparation of the Working Drawings. In addition to the Working Drawings (which Tenant shall cause to be prepared), Landlord shall cause to be prepared civil engineering drawings ("Civil Drawings") for the expansion of the parking lot, which Civil Drawings shall be subject to Tenant's review and approval. Tenant agrees that it will not act in an arbitrary or capricious manner with respect to the approval of the Civil Drawings. The Civil Drawings will be attached to the Lease in the manner provided above relative to attachment of the Working Drawings.

        After Tenant delivers the Working Drawings to Landlord, Landlord shall have ten (10) days to approve or disapprove the Working Drawings and, in the event Landlord does not approve the Working Drawings, Landlord shall notify Tenant of Landlord's comments to the Working Drawings and under what conditions Landlord would approve the Working Drawings. In the event Landlord disapproves the Working Drawings and furnishes comments to Tenant within the time limits prescribed herein, Tenant shall incorporate the comments into the Working Drawings within five (5) days from receipt thereof and resubmit the Working Drawings to Landlord who shall have five (5) days to approve or disapprove the revised Working Drawings and, in the event Landlord does not approve the revised Working Drawings, the procedure set forth herein shall be followed until such time as Landlord has approved the Working Drawings.

        Tenant shall be responsible for procuring the building permit ("Building Permit") for Landlord's Improvements, which Building Permit shall be procured by Tenant and furnished to Landlord on or before May 27, 1992. Landlord shall reasonably cooperate with Tenant in procuring the Building Permit; provided, however, nothing herein contained shall diminish Tenant's responsibility to procure the Building Permit and deliver the same to Landlord on or before May 27, 1992. When Landlord requests Tenant to specify details or layouts, Tenant shall specify same, subject to the provisions of the Specifications and the Drawings, so as not to delay completion of the Landlord's Improvements. Tenant shall pay to Landlord all increased costs reasonably incurred by Landlord and damages incurred by Landlord attributable to delays solely caused by Tenant; provided, however, in the event the delay caused by Tenant is of a nature that does not preclude Landlord from otherwise proceeding to complete all or a portion of the Landlord's Improvements, Landlord shall, to the extent possible under the circumstances, use reasonable efforts to endeavor to proceed to complete the portion of Landlord's Improvements not affected by such delay.

        Landlord and Tenant expressly agree and acknowledge that Tenant has independently employed and retained the architectural firm of Tilton and Lewis, Inc. ("Tilton") and the engineering firm of Klaucens & Associates, Inc. ("Klaucens; "Klaucens; "Tilton & Klaucens being sometimes hereinafter collectively referred to as "Tenant's Consultants") in connection with the preparation of certain of the Preliminary Contract Documents and Working Drawings. Tenant shall, at Tenant's sole cost and expense, be responsible for causing the Working Drawings to be prepared in accordance with applicable building codes and rules and regulations of governmental authorities having jurisdiction thereof and other applicable laws, including without limitation The Americans With Disabilities Act as amended from time to time and the rules and regulations promulgated thereunder (the "Act"). Tenant shall cause Landlord to be named as a additional insured on the "errors and omissions" insurance policy maintained by Klaucens, which policy shall be written in limits of not less than One Million and 00/100 Dollars ($1,000,000.00). Tenant agrees to save, defend, indemnify and hold Landlord and its employees and agents from and against any loss, cost, liability, damage, claim (whether or not the same is groundless, false or fraudulent), cause of action, expense (including without limitation reasonable attorneys' fees), penalties or settlement arising from or related to (i) any architectural, design and/or engineering defects contained in the Preliminary Contract Documents prepared by Tenant's Consultants or the Working Drawings, including without limitation non-compliance of the same with applicable building codes, and rules and regulations of governing bodies having jurisdiction thereof or other applicable laws, including the Act or (ii) errors and/or omissions and/or negligent acts by Tenant's Consultants; provided, however, nothing herein contained shall diminish Landlord's obligation to construct Landlord's Improvements substantially in accordance with the Working Drawings, and in the event Landlord fails to so construct Landlord's Improvements Landlord shall be responsible for matters caused solely and directly by such failure (excluding any matter attributable to any architectural, design or engineering defects contained in the Preliminary Contract Documents prepared by Tenant's Consultants or the Working Drawings or from errors and/or omissions and/or negligent acts by Tenant's Consultants). In the event of any dispute as to construction of Landlord's Improvements in the substantial accordance with the Working Drawings or the existence of any incomplete items referred to in Section 2.5 or the completion thereof, such dispute shall be decided by Landlord and Tenant's respective architects (sometimes hereinafter collectively referred to as the "Architects"). If said dispute has not been resolved within two (2) business days from submission of same to the Architects, the Architects shall appoint a third party to resolve the dispute, with directions to resolve said dispute no later than five (5) business days from the date of the dispute.

If said dispute has not been resolved within the time limits prescribed, then the parties shall have all available rights and remedies at law or in equity or otherwise, subject to the terms of this Lease.

        If Tenant's requests for Landlord's Improvements cause the aggregate price allowances set forth in Exhibit "D" attached hereto and made a part hereof to be exceeded or result in any other increase in cost to Landlord, such excess price or increased cost (together with a 10% general contractor's fee) shall be paid by Tenant to Landlord in cash within thirty (30) days from the date Landlord's Improvements are substantially completed and Landlord has submitted a written statement to Tenant requesting such payment. In the event that the price of any portion of Landlord's Improvements for which an allowance is provided in Exhibit D is less than the amount allowed, there shall be no cash or other refund.

        Section 2.2 Force Majeure. Landlord shall diligently proceed with the construction of the Landlord's Improvements and complete the same and deliver possession thereof to Tenant on or about July 15, 1992; provided, however, if delay is caused or contributed to by labor disputes, casualties, acts of God or the public enemy, governmental embargo restrictions, shortages of fuel, labor, of building materials, action or non-action of public utilities, or of local state or federal governments affecting the work, or other causes (other than obtaining financing for the construction of Landlord's Improvements) beyond Landlord's reasonable control, including without limitation delays in the issuance of necessary permits and approvals and delays caused or contributed to by (i) failure of Tenant to secure the Building Permit and deliver the same to Landlord on or before May 27, 1992 unless such failure is solely and directly caused by Landlord's unwillingness to reasonably cooperate with Tenant in procuring the Building Permit (notwithstanding that Landlord may be able independently to secure preliminary approvals or permits for commencement of construction of Landlord's Improvements or any portion thereof) or (ii) failure of Tenant to execute and deliver a counterpart of this Lease Agreement in a form acceptable to Landlord on or before May 22, 1992, or failure of Tenant to deliver all of the Working Drawings to Landlord on or before May 22, 1992, or
(iii) failure of Tenant to make equipment and material selections required by the Specifications in a prompt and timely manner, or (iv) act or neglect of Tenant, or those acting for or under Tenant, including without limitation, change orders requested by Tenant (the matters set forth in clauses (i), (ii), (iii) and (iv) above are sometimes hereinafter referred to individually as a "Tenant Delay" and collectively as the "Tenant Delays"), then the time of completion of said construction shall be extended for the additional time caused by such delay (such delays, including Tenant Delays, are each sometimes hereinafter referred to as an "Excused Delay") and the rent reserved and covenant to pay same shall not commence until the Commencement Date (as herein defined) and failure to give possession on the date of commencement of the Initial Term shall in no way affect the validity of this Lease or the obligations of Tenant hereunder. In the event completion of said construction is delayed in accordance with the provisions of this Section 2.2, the termination date of the Initial Term shall be delayed for an equal number of days so that in all events the Initial Term shall consist of seven (7) years, two (2) weeks and no (0) months.

        Section 2.3 Possession of Demised Premises. Tenant shall be responsible for Landlord's increased cost of labor and materials if any, and loss of rent, arising out of delay in the completion of the Demised Premises caused by the occurrence of a Tenant Delay. Tenant shall not be liable to Landlord for the payment of Basic Rent or the payment of any other obligation to be paid by Tenant under this Lease nor shall Tenant have any right to possession or use of the Demised Premises until the date upon which the Demised

Premises are substantially completed and ready for occupancy for the conduct of Tenant's business by Tenant ("Commencement Date"). If the Landlord's Improvements are not substantially completed but are partially ready for occupancy, Tenant may, but need not, occupy the portion of same that is ready for occupancy, and in the event of such occupancy Tenant shall pay to Landlord the pro rata portion of the full Basic Rent and the pro rata portion of the full amount of other obligations to be paid by Tenant hereunder equitably based upon the value and area of the Building occupied by Tenant. If Tenant occupies any portion of the Demised Premises prior to substantial completion of the Landlord's Improvements the terms of this Lease shall apply to such occupancy or use of the Demised Premises by Tenant. Basic Rent and the payment of other obligations to be paid by Tenant shall commence upon the Commencement Date; provided, however, in the event that Landlord's Improvements are partially completed and partially ready for occupancy, and are occupied by Tenant, a pro rata portion of the Basic Rent and the pro rata portion of all other obligations to be paid by Tenant shall be payable commencing with such date of partial occupancy, and shall be equitably adjusted from time to time based upon the area and value of the portion of Landlord's Improvements substantially completed and ready for Tenant's occupancy. The failure of Tenant to take possession of or to occupy the Demised Premises or any portion thereof which Tenant is required to occupy on or after the date Landlord's Improvements or such applicable portion thereof are substantially complete and ready for occupancy by Tenant shall not serve to relieve Tenant of said obligations or delay payments by Tenant to Landlord. Tenant shall be allowed not less than 30 days prior to the Commencement Date to install its machinery, equipment, fixtures and other personal property on the Demised Premises during the final stages of completion of construction provided that Tenant does not thereby interfere with the completion of construction or occasion any labor dispute as a result of such installations and provided further that Tenant does hereby agree to assume all risk of loss or damage to such machinery, equipment, fixtures and other personal property, and to indemnify, defend and hold harmless Landlord from any loss or damage to such machinery, equipment, fixtures and personal property, and all liability, loss or damage arising from any injury to the property of Landlord, or its contractors, subcontractors or materialmen, and any death or personal injury to any person or persons to the extent arising out of such installations, except for liability, loss or damage caused by Landlord's negligence or willful misconduct. Delay in putting Tenant in possession of the Demised Premises shall not make Landlord liable for any damages arising therefrom other than as contemplated by Article XXV hereof.

        Section 2.4 Construction Guaranty. Landlord guarantees the Landlord's Improvements against defective workmanship and/or materials for a period of one year from the date of substantial completion of Landlord's Improvements and Landlord agrees, at its sole cost and expense, to repair or replace any defective item occasioned by poor workmanship and/or materials during said one-year period, and performance of such one-year guaranty shall be Landlord's sole and exclusive obligation with respect to defective workmanship and/or materials, and Tenant's rights to enforce such one-year guaranty shall be Tenant's sole and exclusive remedy with respect to such defective workmanship and/or materials in limitation of any contract, warranty or other rights, whether express or implied, that Tenant may otherwise have under applicable law. The Landlord's Improvements shall be considered substantially completed at such time as the municipality having jurisdiction thereof issues a certificate of occupancy permitting Tenant to occupy the Landlord's Improvements or takes such other action as may be customary to permit occupancy or use thereof; provided, however, the issuance of a certificate of occupancy of such other action as may be customary to permit occupancy or use thereof shall not be a condition to payment of rent or commencement of the term if failure to secure such certificate or action is caused by the act or neglect of Tenant or unless matters required for issuance are not the responsibility of Landlord (e.g. procurement of operating permits and approvals or any other requirements related to, or applicable to because of, particular uses proposed for the Landlord's Improvements). From and after the expiration of the one year guaranty of Landlord against defective workmanship and material Landlord agrees to cooperate with Tenant in the enforcement by Tenant, at Tenant's sole cost and expense, of any express warranties or guaranties of workmanship or materials given by subcontractors or materialmen that guarantee or warrant against defective workmanship or materials for a period of time in excess of the one-year period described above and to cooperate with Tenant in the enforcement by Tenant, at Tenant's sole cost and expense, of any service contracts that provide service, repair or maintenance to any item incorporated in the Building for a period of time in excess of such one-year period; provided, however, to the extent any of the foregoing warranties are assignable to Tenant, Landlord shall assign the same (which assignment shall not be effective until expiration of Landlord's one year warranty against defective workmanship and materials), in which event Landlord's above covenant shall be inoperative with respect to the warranties and contracts so assigned, and provided further Landlord shall not assign any such warranties (or cooperate with Tenant as above provided) which relate to Landlord's obligations under Section 8.7 hereof, which warranties shall be enforceable exclusively by Landlord during the entire term of this Lease Agreement.

        Section 2.5 Tenant's Acceptance of Demised Premises. Within a period of 120 days after commencement of the Initial Term, Tenant shall notify Landlord, in writing, of all portions of the Landlord's Improvements which are incomplete and Landlord shall use reasonable efforts to complete such items within thirty (30) days thereafter, subject to the occurrence of Excused Delays.

        Section 2.6 Repair and Maintenance. Save and except for the one year guaranty against defective items occasioned by poor workmanship and/or materials referred to in Section 2.4 above and the incomplete items referred to in Section 2.5 above, Tenant upon commencement of the term shall have and hold the Demised Premises as the same shall then be without any liability or obligation on the part of Landlord for making any alterations, improvements or repairs of any kind in or about the Demised Premises for the term of this Lease, or any extension or renewal thereof, and Tenant agrees to maintain the Demised Premises and all parts thereof in a good and sufficient state of repair as required by the provisions of this Lease.


                                 ARTICLE III
                                  BASIC RENT

        Section 3.1 Basic Rent. In consideration of the leasing of the Demised Premises and the construction of the Landlord's Improvements referred to in
Article II hereof, Tenant covenants to pay Landlord, without previous demand therefor and without any right of setoff or deduction whatsoever, at the office of Landlord at:

                c/o Normandale Properties
                North Corporation
                2311 West 22nd Street
                Oak Brook, Illinois 60521
                Attention: Accounting Manager

or at such other place as Landlord may from time to time designate in writing, an annual rental for the Initial Term of this Lease of Three Hundred Twenty-Two Thousand Three Hundred Sixty-Seven and 52/100 Dollars ($322,367.52), payable monthly, in advance, in equal installments of Twenty-Six Thousand Eight Hundred Sixty-Three and 96/100 Dollars ($26,863.96), commencing on the Commencement Date and continuing on the first day of each month thereafter for the succeeding months during the balance of the Initial Term. The rent provided for in this
Section 3.1 is hereinafter called the "Basic Rent."

        Section 3.2 Basic Rent Adjustment. If the Initial Term of this Lease does not commence on the first day of a calendar month or end on the last day of a calendar month, the installment of Basic Rent for the partial calendar month at the commencement or the termination of the term shall be prorated on the basis of the number of days of the term within such calendar month.

        Section 3.3 Additional Rent. Except as otherwise expressly provided herein, the Basic Rent shall be absolutely net to Landlord so that this lease shall yield, net to Landlord, the Basic Rent specified in Section 3.1 in each year of the term of this Lease and that all impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with laws, and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises (excepting only Landlord's portion of the proration of real estate taxes and special assessments for the first and last years of the term of this Lease referred to in Section 5.1 and certain taxes of Landlord referred to in the last sentence of Section 5.3 of this Lease) which may arise or become due during the term or by reason of events occurring during the term of this Lease shall be paid or discharged by Tenant. In the event Tenant fails to pay or discharge any imposition, insurance premium, utility charge, maintenance repair or replacement expense which it is obligated to pay or discharge, Landlord may, but shall not be obligated to pay the same, and in that event Tenant shall reimburse Landlord therefor upon demand and pay the same as additional rent (all such items being sometimes hereinafter collectively referred to as "Additional Rent"), and Tenant hereby agrees to indemnity, defend and save Landlord harmless from the against such impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with laws, and all other costs, fees, charges, expenses, reimbursements and obligations above referred to. Anything herein to the contrary notwithstanding, the rights and obligations of the parties hereto relating to environmental matters shall be governed exclusively by the provisions of Sections 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 9.11 and 9.12.

        Section 3.4 Delinquent Payments. Except as otherwise expressly provided herein, all payments of Basic Rent and Additional Rent shall be payable without previous demand therefor and without any right of setoff or deduction whatsoever, and in case of nonpayment of any item of Additional Rent by Tenant when the same is due, Landlord shall have, in addition to all its other rights and remedies, all of the rights and remedies available to Landlord under the provisions of this Lease or by law in the case of nonpayment of Basic Rent. The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant at Tenant's sole cost and expense. Any installment of Basic Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due or within ten days thereafter shall bear interest at an annual rate equal to two percentage points per annum in excess of the published "prime rate" or "base rate" of interest charged by Norwest Bank Minneapolis, N.A. (or similar institution if said Bank shall cease to exist or to publish such a prime rate) from the date when the same is due hereunder until the same shall be paid, but in no event in excess of the maximum lawful rate permitted to be charged by Landlord against Tenant. Said rate of interest is sometimes hereinafter referred to as the "Maximum Rate of Interest." In addition, any installment of Basic Rent or Additional Rent or any other charge payable by Tenant under the provisions hereof which shall not be paid when due and which shall remain unpaid ten days thereafter shall be subject to a late payment fee of 5% of the unpaid amount.

        Section 3.5 Independent Obligations. Any term or provision of this Lease to the contrary notwithstanding, the covenants and obligations of Tenant to pay Basic Rent and Additional Rent hereunder shall be independent from any obligations, warranties or representations, express or implied, if any, of Landlord herein contained.


                                   ARTICLE IV
                            USE OF DEMISED PREMISES

        Section 4.1 Permitted Use. The Demised Premises including all buildings or other improvements hereafter erected upon the same shall be used for such activities as may be lawfully carried on in and about the Demised Premises. Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, rule, order ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would cause structural injury to the improvements or cause the value or usefulness of the Demised Premises, or any portion thereof, substantially to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste or would violate any Hazardous Materials Laws (as defined in Section 9.5), and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

        Section 4.2 Preservation of Demised Premises. Tenant shall not use, suffer, or permit the Demised Premises, or any portion thereof, to be used by Tenant, any third party or the public in such manner as might reasonably tend to impair Landlord's title to the Demised Premises, or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Demised Premises, or any portion thereof. Nothing in this Lease contained and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Demised Premises.

        Section 4.3 Acceptance of Demised Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Demised Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's business or for any other purpose and Tenant accepts the Demised Premises in an "as is" condition subject to the provisions of Article II hereof. Tenant shall comply with any recorded covenants, conditions, and restrictions affecting the Demised Premises and the Building as of the commencement of the Lease or which are recorded during the Lease Term.


                                   ARTICLE V
                      PAYMENT OF TAXES, ASSESSMENTS, ETC.

Section 5.1 Payment of Impositions. Tenant covenants and agrees to pay during the term of this Lease, as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, special assessments, water rates and charges, sewer rates and charges, including any sum or sums payable for present or future sewer or water capacity, charges for public utilities, street lighting, excise levies, licenses, permits, inspection fees, other governmental charges, and all other charges or burdens of whatsoever kind and nature (including costs, fees, and expenses of complying with any restrictive covenants or similar agreements to which the Demised Premises are subject) incurred in the use, occupancy, ownership, operations, leasing or possession of the Demised Premises, without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen (all of which are sometimes herein referred to as "Impositions"), which at any time during the term may have been or may be assessed, levied, confirmed, imposed upon, or become a lien on the Demised Premises, or any portion thereof, or any appurtenance thereto, rents or income therefrom, and such easements or rights as may now or hereafter be appurtenant or appertain to the use of the Demised Premises. Tenant shall pay all special (or similar) assessments for public improvements or benefits which, during the term of this Lease shall be laid, assessed, levied or imposed upon or become payable or become a lien upon the Demised Premises, or any portion thereof; provided, however, that if by law any special assessment is payable (without default) or, at the option of Landlord, may be paid (without default) in installments (whether or not interest shall accrue on the unpaid balance of such special assessment), Tenant may pay the same, together with any interest accrued on the unpaid balance of such special assessment in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and the interest thereon. Tenant shall pay all special assessments or installments thereof (including interest accrued thereon), whether heretofore or hereafter laid, assessed, levied or imposed upon the Demised Premises, or any portion thereof, which are due and payable during the term of this Lease. Landlord shall pay all installments of special assessments (including interest accrued on the unpaid balance) which are payable prior to the commencement and after the termination date of the term of this Lease. Tenant shall pay all real estate taxes, whether heretofore or hereafter levied or assessed upon the Demised Premises, or any portion thereof, which are due and payable during the term of this Lease. Landlord shall pay all real estate taxes which are payable prior to the commencement of the term of this Lease and after the termination date of the term of this Lease regardless of the year assessed and levied. Provisions herein to the contrary notwithstanding, Landlord shall pay that portion of the real estate taxes and installments of special assessments due and payable in respect to the Demised Premises during the year the term commences and the year in which the term ends which the number of days in said year not within the term of this Lease bears to 365, and Tenant shall pay the balance of said real estate taxes and installments of special assessments during said years.

        Section 5.2  Tenant's Right to Contest Impositions. Subject to Section
5.6 hereof, Tenant shall have the right at its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Section 5.1 hereof, Tenant may postpone or defer payment of such Imposition if (a) neither the Demised Premises nor any portion thereof would, by reason of such postponement or deferment, be in danger of being forfeited or lost, and (b) Tenant shall have deposited with Landlord cash or a certificate of deposit payable to Landlord issued by a national bank or federal savings and loan association in the amount of the Imposition so contested and unpaid, together with all interest and penalties which may accrue in Landlord's reasonable judgment in connection therewith, and all charges that may or might be assessed against or become a charge on the Demised Premises, or any portion thereof, during the pendency of such proceedings. If, during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem the amount deposited, as aforesaid, insufficient, Tenant shall, upon demand of Landlord, make additional deposits of such additional sums of money or such additional certificates of deposit as Landlord may reasonably request. Upon failure of Tenant to make such additional deposits, the amount theretofore deposited may be applied by Landlord to the payment, removal and discharge of such Imposition, and the interest, fines and penalties in connection therewith, and any costs, fees (including attorney's fees) and other liability (including costs incurred by Landlord) accruing in any such proceedings. Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorney's fees, interest, penalties, fines and other liability in connection therewith, and upon such payment Landlord shall return all amounts or certificates deposited with it with respect to the contest of such Imposition, as aforesaid, or, at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord and the balance, if any, shall be returned to Tenant. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant. Landlord shall not be required to join in any proceedings referred to in this Section 5.2 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name upon compliance with such conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorney's fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorney's fees), costs and expenses or, on demand, to make reimbursement to Landlord for such payment. During the time when any such certificate of deposit is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of Impositions, as above provided, Tenant shall be entitled to receive all interest paid thereon, if any. Cash deposits shall not bear interest.

        Section 5.3. Levies and Other Taxes. If, any time during the term of this Lease, any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Basic Rent or Additional Rent, or on the Demised Premises or on the value of the Demised Premises, or any portion thereof, a capital levy, sales or use tax, gross receipts tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such rents or value, Tenant covenants to pay and discharge the same, it being the intention of the parties hereto that the rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except as in this Lease otherwise expressly provided. Nothing in this Lease contained shall require Tenant to pay any municipal, state or federal net income or excess profits taxes assessed against Landlord, or any municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee of the Demised Premises.

        Section 5.4 Evidence of Payment. Tenant covenants to furnish Landlord, within 15 days after the date upon which any

Imposition or other tax, assessment, levy or charge would be delinquent, official receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of the same. If Tenant has failed to furnish Landlord with official receipts of the appropriate taxing authority or other appropriate proof satisfactory to Landlord evidencing payment of any Imposition or other tax, assessment, levy or charge within 15 days after the date upon which the same would be delinquent, the certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition or other tax, assessment, levy or charge may be relied upon by Landlord as sufficient evidence that such Imposition or other tax, assessment, levy or charge is due and unpaid at the time of the making or issuance of such certificate, advice or bill; provided, however, so long as Tenant is not otherwise in default hereunder, Landlord shall notify Tenant (in writing or orally if given to Tenant's Senior Vice President of Finance) prior to payment of any such Imposition by Landlord.

        Section 5.5 Escrow for Taxes and Assessments. At Landlord's written demand after any Event of Default and for as long as such Event of Default is uncured, Tenant shall pay to Landlord the known or estimated yearly real estate taxes and assessments payable with respect to the Demised Premises in monthly payments equal to one-twelfth of the known or estimated yearly real estate taxes and assessments next payable with respect to the Demised Premises. From time to time Landlord may reestimate the amount of real estate taxes and assessments, and in such event Landlord shall notify Tenant, in writing, of such reestimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the reestimated amount over the balance of such period after giving credit for payments made by Tenant on the previous estimate. If the total monthly payments made by Tenant pursuant to this Section 5.5 shall exceed the amount of payments necessary for said taxes and assessments, such excess shall be credited on subsequent monthly payments of the same nature; but if the total of such monthly payments so made under this paragraph shall be insufficient to pay Landlord such amount as maybe necessary to make up the deficiency. Payment by Tenant of real estate taxes and assessments under this section shall be considered as performance of such obligation under the provisions of Section
5.1 hereof.

        Section 5.6 Landlord's Right to Contest Impositions. In addition to the right of Tenant under Section 5.2 to contest the amount or validity of Impositions, Landlord shall also have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Impositions not contested by Tenant, by appropriate proceedings conducted in the name of Landlord or in the name of Landlord and Tenant; provided however, and anything in this Article V to the contrary notwithstanding, Landlord shall have the right to contest any Imposition (whether or not contested by Tenant) due and payable during the Tax Cap Period (as herein defined) and if Landlord elects to so contest Tenant shall not be entitled to contest any such Imposition, but shall cooperate with Landlord in connection with Landlord's contest. If
Landlord elects Impositions, such contests by Landlord shall be at Landlord's expense, provided, however, that if the amounts payable by Tenant amounts is avoided or reduced) by reason of Landlord's contest of Landlord in contesting Impositions, but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord's actions in contesting such Impositions.

     Section 5.7 Real Estate Tax Limitation. Anything in this Article V to the contrary notwithstanding, Tenant's aggregate liability for payment of real estate taxes which are due and payable for the thirty-six (36) month period following the Commencement Date (the "Tax Cap Period') shall not exceed the sum of Two Hundred Four Thousand One Hundred Two and 50/100 Dollars ($204,102.50) taking into account any sums which are refunded by reason of tax contest proceedings (such amount is sometimes hereinafter referred to as the "Tax Cap'). In the event real estate taxes which are due and payable during the Tax Cap Period exceed the Tax Cap, Tenant shall pay such excess amount prior to the due date of the real estate tax installment causing the Tax Cap to be exceeded and Landlord shall reimburse Tenant for such excess amount within thirty (30) days from receipt by Landlord of a written request for reimbursement setting forth in reasonable detail computation of such excess amount.

     Notwithstanding the foregoing, if real estate taxes which are due and payable during the Tax Cap Period are being contested in accordance with the provisions of this Article V and payment thereof may be deferred or postponed during such contest, then Landlord shall not be required to pay the Tenant the amount, if any, by which said real estate taxes exceed the Tax Cap until termination of the tax contest proceeding. Further, if Landlord shall have paid to Tenant the amount by which real estate taxes due and payable during the Tax Cap Period exceed the Tax Cap and all or a portion of said real estate taxes is subsequently refunded, then Landlord shall be entitled to such refund, not to exceed amounts paid by Landlord to Tenant in excess of the Tax Cap, and Tenant shall be entitled to the balance of such refund, if any. Reimbursement of costs incurred by Landlord in contesting the real estate taxes so refunded shall be governed by Section 5.6 hereof.

                                   ARTICLE VI
                                   INSURANCE

     Section 6.1 Tenant's Insurance Obligations. Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect during the term of this Lease, commencing with the date that rental (full or partial) commences, policies of insurance covering the Improvements constructed, installed or located on the Demised Premises naming the Landlord, as an additional insured, against (a) loss or damage by fire; (b) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement,' including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil debris commotion, damage from vehicles, smoke damage, water damage and debris removal; (c) loss for flood if the Demised
Premises are in a designated flood or flood insurance area; (d) loss for damage by earthquake if the Demised Premises are located in an earthquake-prone area;
(e) loss from so-called explosion, collapse and underground hazards; and (f) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Improvements. At all times, such insurance coverage shall be in an amount equal to 100% of the then "full replacement cost" of the Improvements. "Full Replacement Cost" shall be interpreted to mean the cost of replacing the improvements without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Improvements in the event of damage thereto or destruction thereof. If a sprinkler system shall be located in the Improvements, sprinkler leakage insurance shall be procured and continuously maintained by Tenant at Tenant's sole cost and expense. For the period prior to the date when full or partial rental commences hereunder Landlord, at its sole cost and expense, shall maintain in full force and effect, on a completed value basis, insurance coverage on the Building on Builder's Risk or other comparable coverage.

        Section 6.2 Insurance Coverage. During the term of this Lease, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect the following insurance coverage:

        (a) Comprehensive general liability insurance against any loss, liability or damage on, about or relating to the Demised Premises, or any portion thereof, with limits of not less than Five Million Dollars ($5,000,000.00) combined single limit, per occurrence and aggregate, coverage on an occurrence basis. Any such insurance obtained and maintained by Tenant shall name Landlord as an additional insured therein and shall be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue such insurance in the state in which the Demised Premises are located. Such insurance shall specifically insure (by contractual liability endorsement) Tenant's obligations under Section 20.3 of this Lease.

        (b) Boiler and pressure vessel (including, but not limited to, pressure pipes, steam pipes and condensation return pipes) insurance, provided the building contains a boiler or other pressure vessel or pressure pipes. Landlord shall be named as an additional insured in such policy or policies of insurance.

        (c) Such other insurance and in such amounts as may from time to time be reasonably required by Landlord, against other insurable hazards which at the time are commonly insured against in the case of premises and/or buildings or improvements similar in construction, design, general location, use and occupancy to those on or appurtenant to the Demised Premises.

        The insurance set forth in this Section 6.2 shall be maintained by Tenant at not less than the limits set forth herein until reasonably required to be changed from time to time by Landlord, in writing, whereupon Tenant covenants to obtain and maintain thereafter such protection in the amount or amounts so required by Landlord.

        Section 6.3 Insurance Provisions. All policies of insurance required by Section 6.1 shall provide that the proceeds thereof shall be payable to Landlord and if Landlord so requests shall also be payable to any contract purchaser of the Demised Premises and the holder of any mortgages now or hereafter becoming a lien on the fee of the Demised Premises, or any portion thereof, as the interest of such purchaser or holder appears pursuant to a standard named insured or mortgagee clause. Tenant shall not, on Tenant's own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in Section 6.1 hereof, unless Landlord is named therein as an additional insured with loss payable as in said Section 6.1 provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord original certificates evidencing the same.

        Each policy required under this Article VI shall have attached thereto
(a) an endorsement that such policy shall not be cancelled or materially changed without at least 30 days prior written notice to Landlord, and (b) an endorsement to the effect that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of Landlord or Tenant. All policies of insurance shall be written in companies reasonably satisfactory to

Landlord and licensed in the state in which the Demised Premises are located. Such certificates of insurance shall be in a form reasonably acceptable to Landlord, shall be delivered to Landlord upon commencement of the term and prior to expiration of such policy, new certificates of insurance, shall be delivered to Landlord not less than 20 days prior to the expiration of the then current policy term.

        Section 6.4 Waiver of Subrogation. Tenant shall cause to be inserted in the policy or policies of insurance required by this Article VI hereof a so-called "Waiver of Subrogation Clause" as to Landlord. Tenant hereby waives, releases and discharges Landlord, its agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Article VI notwithstanding that such loss, claim, expense or damage may have been caused by Landlord, its agents or employees, and Tenant agrees to look to the insurance coverage only in the event of such loss.

        Section 6.5 Tenant's Indemnification of Landlord. Tenant shall maintain insurance coverage (including loss of use and business interruption coverage) upon Tenant's business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Demised Premises against loss or damage by fire, windstorm or other casualties or causes for such amount as Tenant may desire, and Tenant agrees that such policies shall contain a waiver of subrogation clause as to Landlord.

        Section 6.6 Unearned Premiums. Upon expiration of the term of this Lease, the unearned premiums upon any insurance policies or certificates thereof lodged with Landlord by Tenant shall, subject to the provisions of
Section 13.6, be payable to Tenant, provided that Tenant shall not then be in default in keeping, observing or performing the terms and conditions of this Lease; if Tenant is then in default in keeping, observing or performing the terms and conditions of this Lease, disposition of said unearned premiums shall be subject to Article XII hereof.

        Section 6.7 Blanket Insurance Coverage. Nothing in this Article shall prevent Tenant from taking out insurance of the kind and in the amount provided for under the preceding paragraphs of this Article under a blanket insurance policy or policies (certificates thereof reasonably satisfactory to Landlord shall be delivered to Landlord) which may cover other properties owned or operated by Tenant as well as the Demised Premises; provided, however, that any such policy of blanket insurance of the kind provided for shall (a) specify therein the amounts thereof exclusively allocated to the Demised Premises or Tenant shall furnish Landlord and the holder of any fee mortgage with a written statement from the insurers under such policies specifying the amounts of the total insurance exclusively allocated to the Demised Premises, and (b) not contain any clause which would result in the insured thereunder being required to carry any insurance with respect to the property covered thereby in an amount not less than any specific percentage of the Full Replacement Cost of such property in order to prevent the insured therein named from becoming a co-insurer of any loss with the insurer under such policy; and further provided, however, that such policies of blanket insurance shall, as respects the Demised Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this Article VI.

        Section 6.8 Rent Loss Insurance. In addition to the insurance coverages required to be carried and maintained by Tenant under the foregoing provisions of this Article VI, Tenant shall procure and cause to be maintained during the term hereof for Landlord's benefit, at Tenant's sole cost and expense, a policy of rent loss insurance naming Landlord as the insured party, covering Tenant's rental obligations under the Lease Agreement and providing, among other things, that if this Lease Agreement is terminated as contemplated by Section 13.6 hereof then Landlord shall be entitled to the amount of rental (Basic Rent and Additional Rent) for the balance of the term assuming the term had not been so terminated. Such policy shall be written by an insurance company reasonably satisfactory to Landlord and be licensed to do business in the State of Illinois. Prior to the commencement of the Initial Term, Tenant shall deliver to Landlord such rental loss insurance policy and Tenant shall during the term of this Lease Agreement deliver to Landlord a new policy at least twenty (20) days prior to expiration of the current policy term.

                                  ARTICLE VII
                                   UTILITIES

     Section 7.1 Payment of Utilities. During the term of this Lease, Tenant will pay, when due, all charges of every nature, kind or description for utilities furnished to the Demised Premises or chargeable against the Demised Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Prior to the Commencement Date, Tenant shall pay for all utilities or services at the Demised Premises used by it or its agents, employees or contractors; provided, however, nothing herein contained shall be construed to require Tenant to pay for any utilities furnished to the Demised Premises for use by Landlord in constructing the Landlord's Improvements.

     Section 7.2 Additional Charges. In the event that any charge or fee is required after the Commencement Date by the state in which the Demised Premises are located, or by any agency, subdivision, or instrumentality thereof, or by any utility company furnishing services or utilities to the Demised Premises, as a condition precedent to furnishing or continuing to furnish utilities or services to the Demised Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this Section 7.2 shall include, but not be limited to, any charges or fees for present or future water or sewer capacity to serve the Demised Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Demised Premises with adequate utility services. In the event that Landlord has paid any such charge or fee after the date hereof, Tenant shall reimburse Landlord for such utility charge. Nothing contained in this Section
7.2 shall be construed to relieve Landlord of the obligation to finish Landlord's Improvements described in Exhibit "B", including without limitation the obligation to connect the Demised Premises to the utilities serving the same (and pay any corresponding tap-on fees) as contemplated by the Specifications and the Drawings.

                                  ARTICLE VIII
                                    REPAIRS

     Section 8.1 Tenant's Repairs. Save and except for the one-year guaranty against defective materials and workmanship or other guaranties provided for in
Section 2.4 hereof, and the completion or incomplete items provided for in
Section 2.5 hereof, Tenant, at its sole cost and expense, throughout the term of this Lease, shall take good care of the Demised Premises (including any improvements hereafter erected or installed on the Land), and shall keep the same in good order, condition and repair, and irrespective of such guaranty shall make and perform all routine maintenance thereof and all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description. When used in this Article VIII, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments.

All repairs made by Tenant shall be at least equal in quality and cost to the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage or other damage or injury to the Improvements.

        Section 8.2 Maintenance. Tenant, at its sole cost and expense, shall take good care of, repair and maintain all driveways, pathways, roadways, sidewalks, curbs, spur tracks, parking areas, loading areas, landscaped areas, entrances and passageways in good order and repair and shall promptly remove all accumulated snow, ice and debris from any and all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, entrances and passageways, and keep all portions of the Demised Premises, including areas appurtenant thereto, in a clean and orderly condition free of snow, ice, dirt, rubbish, debris and unlawful obstructions. Further, Tenant shall keep the Demised Premises safe for human occupancy and use.

        Section 8.3 Tenant's Waiver of Claims Against Landlord. Except for the one year guaranty against defective materials and workmanship, Landlord's undertaking to complete the incomplete items pursuant to Section 2.5 and Landlord's structural replacement and extraordinary structural repair obligations set forth in Section 8.7, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Demised Premises or any improvements hereafter erected thereon. Except for the one year guaranty against defective materials and workmanship, Landlord's undertaking to complete the incomplete items pursuant to Section 2.5 and Landlord's structural replacement and extraordinary structural repair obligations set forth in Section 8.7, Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises and all improvements hereafter erected thereon, and Tenant hereby waives any rights created by any law now or hereafter in force to make repairs to the Demised Premises or improvements hereafter erected thereon at Landlord's expense.

        Section 8.4 Prohibition Against Waste. Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Demised Premises, or any improvements hereafter erected thereon, or to the fixtures or equipment therein, or permit or suffer any overloading of the floors or other use of the Improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed.

        Section 8.5 Landlord's Right to Effect Repairs. If Tenant should fail to perform any of its obligations under this Article VIII, then Landlord may, if it so elects, in addition to any other remedies provided herein, effect such repairs and maintenance. Any sums expended by Landlord in effecting such repairs and maintenance shall be due and payable, on demand, together with interest thereon at the Maximum Rate of Interest from the date of each such expenditure by Landlord to the date of repayment by Tenant.

        Section 8.6 Misuse or Neglect. Tenant shall be responsible for all repairs to the Building which are made necessary by any misuse or neglect by:
(i) Tenant or any of its officers, agents, employees, contractors, licensees, or subtenants; or (ii) any visitors, patrons, guests, or invitees of Tenant or its subtenant while in or upon the Demised Premises.

        Section 8.7 Anything herein to the contrary notwithstanding, except as to structural replacements or extraordinary structural repairs made necessary by uninsured damage caused by Tenant, during the term of this Lease, including any extension hereof, Landlord shall, at its sole cost and expense, be responsible for the replacement of and extraordinary repairs to the structural portions of the principal Building located on the Demised Premises; provided, however, and anything herein to the contrary notwithstanding, it is agreed and acknowledged that Tenant shall, at its sole cost and expense, keep in good order, condition and repair the structural portions of the principal Building located on the Demised Premises, but nothing herein contained shall obligate Tenant to perform any extraordinary structural repairs. For purposes hereof, the phrase "extraordinary structural repairs" shall mean and include only those repairs to the structural portions of the principal Building located on the Demised Premises the cost of which exceeds $20,000.00 on an individual per occurrence basis and which repairs are not made in the ordinary course of repair and maintenance of a facility comparable in age, design, structure, class and construction to the Building. Tenant acknowledges that the floor of the Demised Premises has been constructed to withstand a uniformly distributed live load capacity of 500 pounds per square foot in the warehouse area as designated in the original plans and specifications and Tenant represents and warrants that it will not at any time subject the floor of the Building located on the Demised Premises or any part thereof to any load exceeding such capacity, and Tenant shall use all reasonable and prudent storage techniques, including but not limited to, even distribution of weight loads. During the term of this Lease, Tenant will not allow any person to go upon the roof of the Building or any materials or equipment to be placed upon the roof of the Building without the prior written consent of Landlord, which will not unreasonably be withheld. At any time that any person goes upon such roof or any material or equipment are placed upon such roof, Tenant shall reasonably notify and allow Landlord or its agent to inspect the roof operation or procedure. The structural portions of the Building for the purposes of this
Section 8.7 shall be deemed to include only the footings, foundation, roof, structural steel, bearing walls, columns, joists, structural floors and structural supports for the utility lines (but excluding the lines themselves) of the Building. Any failure of Tenant to comply with the covenants and agreements contained in this Section 8.7 which may directly or indirectly have caused damage to the structural portions of the Building shall void the covenants of Landlord set forth in this Section 8.7 as to the structural portion which may have been so affected. Nothing in this Section 8.7 shall relieve Tenant of any covenants or undertakings by it elsewhere contained in this Lease, except as to the obligations of Landlord specifically provided for herein. Tenant shall notify Landlord as soon as reasonably possible after becoming aware of any defect for which Landlord might be liable herein in such time as to avoid prejudice to Landlord. Any replacements or extraordinary repairs required to be made by Landlord shall be promptly and diligently made. Anything herein to the contrary notwithstanding, any uninsured structural damage requiring replacement or extraordinary repair caused by Tenant, its agents, employees or invitees shall be replaced by Tenant. Nothing in this Section 8.7 shall require Landlord to repair, restore, replace or rebuild or otherwise be responsible for any of Tenant's property, trade fixtures or property of any third party. Further, the only structural portions which Landlord shall be obligated to replace or to make extraordinary repairs shall be the structural portions constituting the improvements originally delivered to Tenant upon commencement of the term of this Lease or changes or alterations made by Landlord at Tenant's expense in conformity with Article XIX hereof. Landlord reserves the right to enter upon the Demised Premises for the purpose of making such replacements or extraordinary repairs during regular business hours or otherwise and to temporarily close doors, entryways, spaces and corridors and to interrupt or temporarily suspend services and facilities of the Demised Premises; provided, however, Landlord shall give Tenant reasonable advance notice of such entry (written or oral) and shall use reasonable efforts to conduct its extraordinary structural repair and replacement operations in the Demised Premises in such a manner so as to minimize inconvenience to Tenant's business to the extent practical under the circumstances. No entry in making any of such replacement shall be deemed an eviction or disturbance of Tenant's use or possession, or otherwise or relieve Tenant from any obligation herein set forth; provided, however, Landlord shall give Tenant reasonable advance notice of such entry (written or oral) and shall use reasonable efforts to conduct its extraordinary structural repair and replacement operations in the Demised Premises in such a manner so as to minimize inconvenience to Tenant's business to the extent practical under the circumstances. Tenant shall take such action as clean-up or removal of its property if such action is reasonably necessary in connection with the replacement and extraordinary structure repair required herein to be performed by Landlord.

                                   ARTICLE IX
                      COMPLIANCE WITH LAWS AND ORDINANCES

        Section 9.1 Compliance with Laws and Ordinances. Tenant shall, throughout the term of this Lease, and at Tenant's sole cost and expense, promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, ordinances, orders, rules, regulations and requirements (including without limitation the Act and the rules and regulations promulgated thereunder) of all federal, state, municipal and other governmental bodies having jurisdiction over the Demised Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Demised Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys, entrances or railroad track facilities adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Demised Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof. Landlord represents that as of the date hereof, the Building complies with the design guidelines attached to the Act as and to the extent such design guidelines are applicable to the Building.

        Anything in this Section 9.1 to the contrary notwithstanding, in the event Tenant is required to install capital improvements in the Demised Premises during the last twelve (12) months of the term of this Lease and such improvements have a reasonable cost in excess of $25,000.00 (such excess cost is hereinafter referred to as the "Excess Cost"), Tenant shall pay 100% of the cost of such improvements other than the Excess Cost and the Excess Cost shall be allocated between Landlord and Tenant in the following manner: Tenant shall pay that portion of the Excess Cost equal to the Excess Cost multiplied by a fraction, the numerator of which shall be the number of remaining months in the term of this Lease and the denominator of which shall be the number of months constituting the useful life of such improvement for tax purposes according to generally accepted accounting principles consistently applied, and Landlord shall pay the balance; provided, however, if such improvements are required specifically because of the nature of the business of Tenant carried on in the Demised Premises and would not be required for any other user occupying the Demised Premises, Tenant shall pay all costs of such improvements.

        Section 9.2 Compliance with Permitted Encumbrances. Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, set forth in Exhibit "A" attached, or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Demised Premises and required to be obtained and maintained under the terms of Article VI hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Demised Premises.

        Section 9.3 Tenant's Obligations. Notwithstanding that it may be usual and customary for Landlord to assume responsibility and performance of any or all of the obligations set forth in this Article IX, and notwithstanding any order, rule or regulation directed to Landlord to perform, and except for the one-year guaranty against defective materials and workmanship, Landlord's undertaking to complete the incomplete items pursuant to Section 2.5 and Landlord's structural replacement and extraordinary structural repair obligations set forth in Section 8.7, Tenant hereby assumes such obligations because, by nature of this Lease, the rents and income derived from this Lease by Landlord are not rentals not to be diminished by any expense incident to the ownership, occupancy, use, leasing, or possession of the Demised Premises or any portion thereof.

        Section 9.4 Tenant's Right to Contest Laws and Ordinances. After prior written notice to Landlord, Tenant, at its sole cost and expense and without cost or expense to Landlord, shall have the right to contest the validity or application of any law or ordinance referred to in this Article IX in the name of Tenant or Landlord, or both, by appropriate legal proceedings diligently conducted but only if compliance with the terms of any such law or ordinance pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Demised Premises, or any portion thereof, and without subjecting Landlord or Tenant to any liability, civil or criminal, for failure so to comply therewith until the final determination of such proceeding; provided, however, if any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless, on the prior written consent of Landlord, may contest as aforesaid and delay as aforesaid provided that such delay would not subject Tenant or Landlord to criminal liability and Tenant (a) furnishes Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of any such contest or delay, (b) prosecutes the contest with due diligence and in good faith, and (c) agrees to indemnify, defend and hold harmless Landlord and the Demised Premises from any charge, liability or expense whatsoever. The security furnished to Landlord by Tenant shall be in the form of a cash deposit or a Certificate of Deposit issued by a national bank or federal savings and loan association payable to Landlord. Said deposit shall be held, administered and distributed in accordance with the provisions of Section 5.2 hereof relating to the contest of the amount or validity of any Imposition.

        If necessary or proper to permit Tenant so to contest the validity or application of any such law or ordinance, Landlord shall, at Tenant's sole cost and expense, including reasonable attorney's fees incurred by Landlord, execute and deliver any appropriate papers or other documents; provided, Landlord shall not be required to execute any document or consent to any proceeding which would result in the imposition of any cost, charge, expense or penalty on Landlord or the Demised Premises.

        Section 9.5 Compliance with Hazardous Materials Laws. Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations

("Hazardous Materials Laws") relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, petroleum products, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including without limitation any "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials").

     Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Demised Premises, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Demised Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials to be removed from the Demised Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials and wastes. Tenant shall in all respects, handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Demised Premises in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. All reporting obligations to the extent imposed upon Tenant by Hazardous Materials Laws are solely the responsibility of Tenant. Upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials (to the extent such Hazardous Materials are generated, stored, released or disposed of during the term of this Lease by Tenant) to be removed from the Demised Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Demised Premises or in any Improvements situated on the Land, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any way connected with the Demised Premises or the Landlord's Improvements on the Land without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto. In addition, at Landlord's request, at the expiration of the term of this Lease, Tenant shall remove all tanks or fixtures which were placed on the Demised Premises during the term of this Lease and which contain, have contained or are contaminated with, Hazardous Materials.

     Tenant shall immediately notify Landlord in writing of (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws;
(b) any claim made or threatened by any person against Landlord, or the Demised Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and
(c) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Demised Premises or with respect to any Hazardous Materials removed from the Demised Premises, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Demised Premises or Tenant's use thereof. Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Law) during the term of this Lease, Tenant shall promptly deliver to Landlord notices of hazardous waste manifests reflecting the legal and proper disposal of all such Hazardous Materials removed or to be removed from the Demised Premises. All such manifests shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials to Landlord.

        Section 9.6 Hazardous Materials Representation by Landlord. To Landlord's knowledge, Landlord is not aware of any Hazardous Materials which exist or are located on or in the Demised Premises. Further, Landlord represents to Tenant that Landlord has not caused the generation, storage, manufacture or release of Hazardous Materials upon the Demised Premises, except in accordance with Hazardous Materials Laws.

        Section 9.7 Cost of Compliance with Hazardous Materials Laws. Provisions of Sections 9.5 and 9.6 notwithstanding, Tenant shall be responsible only for that part of the cost of compliance with Hazardous Materials Laws which relates to a breach by Tenant of the covenants contained in this Lease to be kept and performed by Tenant, including but not limited to the covenants contained in Section 9.5. Landlord shall be responsible only for that part of the cost of compliance with Hazardous Materials Laws which relates to a breach by Landlord of the covenants contained in this Lease, including but not limited to the covenants contained in Section 9.6.

        Section 9.8 Discovery of Hazardous Materials. In the event (a) Hazardous Materials are discovered upon the Demised Premises, (b) Landlord has been given written notice of the discovery of such Hazardous Materials (unless Landlord is the discovering party), and (c) pursuant to the provisions of
Section 9.7, neither Landlord nor Tenant is obligated to pay the cost of compliance with Hazardous Materials Laws, then and in that event Landlord may voluntarily but shall not be obligated to agree with Tenant to take all action necessary to bring the Demised Premises into compliance with Hazardous
Materials Laws at Landlord's sole cost. In the event Landlord fails to notify Tenant in writing within 30 days of the notice to Landlord of the discovery of such Hazardous Materials (or the date Landlord discovers the Hazardous
Materials if Landlord is the discovering party) that Landlord intends to voluntarily take such action as is necessary to bring the Demised Premises into compliance with Hazardous Materials Laws, then Tenant may, (i) bring the Demised Premises into compliance with Hazardous Materials Laws at Tenant's sole cost or (ii) provided such Hazardous Materials materially and adversely interfere with Tenant's use of the Demised Premises, terminate the Lease on a date not less than 90 days following written notice of such intent to terminate.

        Section 9.9 Indemnification. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold Landlord and each of Landlord's officers, directors, partners, employees, agents, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising or resulting in while or in part, directly or indirectly, from the presence or discharge of Hazardous Materials, in, on, under, upon or from the Demised Premises or the Improvements located thereon or from the transportation or disposal of Hazardous Materials to or from the Demised Premises to the extent any of the foregoing caused by Tenant whether knowingly or unknowingly, the standard herein being one of strict liability. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Demised Premises or the Improvements, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of


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
or early termination of the term of this Lease. For purposes of the indemnity provided herein, any acts or omissions of Tenant, or its employees, agents, customers, sublessees, assignees, contractors or subcontractors of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. Landlord shall indemnify and hold harmless Tenant and each of Tenant's officers, directors, partners, agents, successors and assigns free and harmless from and against the direct, out-of-pocket costs incurred by Tenant (including reasonable attorneys' fees and court costs) to comply with any court decision or enforcement action holding Tenant responsible for the presence or discharge of Hazardous Materials in, on, under, upon or form the Demised Premises or the improvements located thereon existing or occurring prior to the commencement of the term of this Lease Agreement or from the transportation or disposal of Hazardous Materials to or from the Demised Premises occurring prior to the commencement of the term of this Lease Agreement.

        Section 9.10 Environmental Audits. Upon request by Landlord during the term of this Lease, prior to the exercise of any renewal term and/or prior to vacating the Demised Premises, Tenant shall undertake and submit to Landlord an environmental audit from an environmental company reasonably acceptable to Landlord which audit shall evidence Tenant's compliance with this Article IX. Landlord shall bear the cost of such environmental audit unless such audit discloses that Tenant has not complied with the provisions of this Article IX in which event Tenant shall pay for such audit.

        Section 9.11 Acts or Omissions Regarding Hazardous Materials. For purposes of the convents and agreements contained in Sections 9.5 through 9.10, inclusive, any acts or omissions of Tenant, its employees, agents, customers, sublessees, assignees, contractors or subcontractors (except Opus North corporation, and its subcontractors providing the Landlord's Improvements) shall be strictly attributable to Tenant; any acts or omissions of Landlord, its employees, agents, customers, assignees, contractors or subcontractors shall be strictly attributable to Landlord.

        Section 9.12 Survival. The respective rights and obligations of Landlord and Tenant under this Article IX shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE X
                        MECHANIC'S LIENS AND OTHER LIENS

        Section 10.1 Freedom from Liens. Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Demised Premises at the request of Tenant, or anyone holding the Demised Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed against the Demised Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within 30 days after the date of filing the same. If Tenant shall fail to discharge such mechanic's lien or liens or other lien within such period, then, in addition to any other right or remedy of Landlord, after five days prior written notice to Tenant, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Demised Premises by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Demised Premises. Any amount paid by Landlord, or the

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
value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at the Maximum Rate of Interest set forth in Section 3.4 hereof, shall be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as Additional Rent. Tenant shall indemnify and defend Landlord against and save Landlord and the Demised Premises, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

        All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Demised Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Demised Premises, or any portion thereof.

        Section 10.2 Landlord's Indemnification. The provisions of Section 10.1 above shall not apply to any mechanic's lien or other lien for labor, services, materials, supplies, machinery, fixtures or equipment furnished to the Demised Premises in the performance of Landlord's obligations to construct the Landlord's Improvements required by the provisions of Article II hereof, and Landlord does hereby agree to indemnify and defend Tenant against and save Tenant and the Demised Premises, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

        Section 10.3 Removal of Liens. Except as otherwise provided for in this Article X, Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Demised Premises, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Demised Premises, or any portion thereof, save and except for those liens, encumbrances, charges, security interests, or other rights or interests consented to, in writing, by Landlord, or those mortgages, assignments of rents, assignments of leases and other mortgage documentation placed thereon by Landlord in financing or refinancing the Demised Premises, or arising by or under Landlord but not by or under Tenant.

        Section 10.4 In the event no statutory procedure exists for the discharge of mechanic's liens of record, and in the event Tenant in good faith desires to contest the validity or amount of any mechanic's lien or lien referred to in the foregoing provisions of this Article X, Tenant shall have the right to contest the validity or amount of any such mechanic's lien or any lien referred to in the foregoing provisions of this Article X, provided that Tenant deposits with Landlord cash or a Certificate of Deposit or other security reasonably acceptable to Landlord in an amount equal to one hundred twenty percent (120%) of the amount of said lien and otherwise provides Landlord reasonable security against loss and damage because of the mechanic's lien or such proceeding. Such certificate of deposit shall be issued by a national bank or a federal savings and loan association. If Tenant deposits cash, Landlord shall deposit same in an interest bearing account with a




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
national bank, savings and loan association, or in securities of the United States of America. Such deposit shall be held, administered and distributed in accordance with the provisions of Section 5.2 hereof relating to the contest of the amount or validity of an Imposition.

                                   ARTICLE XI
                               INTENT OF PARTIES

        Section 11.1 Net Lease. Landlord and Tenant do each state and represent that except as otherwise expressly provided herein, it is the intention of each of them that this Lease be interpreted and construed as an absolute net lease and all Basic Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction or setoff, and the obligations of Tenant shall not be affected by reason of damage to or destruction of the Demised Premises from whatever cause (except as provided for in Section 13.6 hereof); nor shall the obligations of Tenant be affected by reason of any condemnation, eminent domain or like proceedings (except as provided in Article XIV hereof); nor shall the obligations of Tenant be affected by reason of any other cause whether similar or dissimilar to the foregoing or by any laws or customs to the contrary. It is the further express intent of Landlord and Tenant that (a) the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Basic Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, shall commence at the times provided herein and shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision in this Lease; (b) all costs or expenses of whatsoever character or kind, general or special, ordinary or extraordinary, foreseen or unforeseen, and of every kind and nature whatsoever that may be necessary or required in and about the Demised Premises, or any portion thereof, and Tenant's possession or authorized use thereof during the term of this Lease, shall be paid by Tenant and all provisions of this Lease are to be interpreted and construed in light of the intention expressed in this Section 11.1; (c) the Basic Rent specified in
Section 3.1 shall be absolutely net to Landlord so that this Lease shall yield net to Landlord the Basic Rent specified in Section 3.1 in each year during the term of this Lease (unless extended or renewed at a different Basic Rent); (d) all Impositions, insurance premiums, utility expense, repair and maintenance expense, and all other costs, fees, interest, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises, or any portion thereof, which may arise or become due during the term of this Lease, or any extension or renewal thereof, shall be paid or discharged by Tenant as Additional Rent; and (e) Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against such costs, fees, charges, expenses, reimbursements and obligations, and any interest thereon.

        Section 11.2 Entry by Landlord. If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Article V, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in Article VI, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after prior written notice to Tenant as provided in Section 12.1 (or without notice in case of emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so, (a) pay any Imposition payable by Tenant pursuant to the provisions of Article V; (b) take out, pay for and maintain any of the insurance policies provided for in this Lease; or (c) make any other payment or perform any other act on Tenant's part to be paid or performed as in this Lease provided, and Landlord may enter upon the Demised Premises for any such purpose and take all such action therein or thereon as may be necessary therefor. Nothing herein contained shall be deemed as a waiver or release of Tenant from any obligation of Tenant in this Lease contained.

        Section 11.3 Interest on Unpaid Amounts. If Tenant shall fail to perform any act required of it, Landlord may perform the same, but shall not be required to do so, in such manner and to such extent as Landlord may deem necessary or desirable, and in exercising any such right to employ counsel and to pay necessary and incidental costs and expenses, including reasonable attorney's fees. All sums so paid by Landlord and all necessary and incidental costs and expenses, including reasonable attorney's fees, in connection with the performance of any such act by Landlord, together with interest thereon at the Maximum Rate of Interest provided for in Section 3.4 hereof from the date of making such expenditure by Landlord, shall be deemed Additional Rent hereunder and, except as is otherwise expressly provided herein, shall be payable to Landlord on demand or, at the option of Landlord, may be added to any monthly rental then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums, with interest as aforesaid, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of monthly Basic Rent. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or not incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss (to the extent of any deficiency between the dollar limits of insurance required by the provisions of this Lease and the dollar limits of the insurance actually carried by Tenant), damages, costs and expenses of suit, including reasonable attorney's fees, suffered or incurred by reason of damage to or destruction of the Demised Premises, or any portion thereof or other damages or loss which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

                                  ARTICLE XII
                               DEFAULTS OF TENANT

        Section 12.1 Event of Default. If any one or more of the following events (in this Article sometimes called "Events of Default") shall happen:

        (a) If default shall be made by Tenant, by operation of law or otherwise, under the provisions of Article XV hereof relating to assignment, sublease, mortgage or other transfer of Tenant's interest in this Lease or in the Demised Premises or in the income arising therefrom;

        (b) If default shall be made in the due and punctual payment of any Basic Rent or Additional Rent payable under this Lease or in the payment of any obligation to be paid by Tenant, when and as the same shall become due and payable, and such default shall continue for a period of ten days after written notice thereof given by Landlord to Tenant;

        (c) If default shall be made by Tenant in keeping, observing or performing any of the terms contained in this Lease, other than those referred to in Subparagraphs (a) and (b) of this Section 12.1, which does not expose Landlord to criminal liability, and such default shall continue for a period of 30 days after written notice thereof given




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
             by Landlord to Tenant, or in the case of such a default or contingency which cannot with due diligence and in good faith be cured within 30 days, and Tenant fails to proceed promptly and with due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with due diligence and in good faith, it being intended that in connection with a default which does not expose Landlord to criminal liability not susceptible of being cured with due diligence and in good faith within 30 days, that the time allowed Tenant within which to cure the same shall be extended for such period as may be necessary for the curing thereof promptly with due diligence and in good faith;

        (d) If default shall be made by Tenant in keeping, observing or performing any of the terms contained in this Lease, other than those referred to in Subparagraphs (a), (b) and (c) of this Section 12.1, and which exposes Landlord to criminal liability, and such default shall continue after written notice thereof given by Landlord to Tenant, and Tenant fails to proceed timely and promptly with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with all due diligence, it being intended that in connection with a default which exposes Landlord to criminal liability that Tenant shall proceed immediately to cure or correct such condition with continuity and with all due diligence and in good faith;

then, and in any such event, Landlord, at any time thereafter during the continuance of any such Event of Default, may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease and the terms hereby demised shall expire and terminate on the date specified in such notice, and upon the date specified in such notice this Lease and the terms hereby demised, and all rights of Tenant under this Lease, including all rights of renewal whether exercised or not, shall expire and terminate, or in the alternative or in addition to the foregoing remedy, Landlord may assert and have the benefit of any other remedy allowed herein, at law, or in equity.

        Section 12.2 Surrender of Demised Premises. Upon any expiration or termination of this Lease, Tenant shall quit and peaceably surrender the Demised Premises, and all portions thereof, to Landlord, and Landlord, upon or at any time after any such expiration or termination, may, without further notice, enter upon and reenter the Demised Premises, and all portions thereof, and possess and repossess itself thereof, by force, summary proceeding, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises, and all portions thereof, and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same.

        Section 12.3 Reletting by Landlord. At any time, or from time to time after any such expiration or termination, Landlord may relet the Demised Premises, or any portion thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as Landlord, in its uncontrolled discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon any such reletting.

        Section 12.4 Survival of Tenant's Obligations. No such expiration or termination of this lease shall relieve Tenant of its liabilities and obligations under this Lease (as if this Lease had not been so terminated or expired), and such liabilities and obligations shall survive any such expiration or termination. In the event of any such expiration or termination, whether or not the Demised premises, or any portion thereof, shall have been relet, Tenant shall pay to Landlord a sum equal to the Basic Rent, and the Additional Rent and any other charges required to be paid by Tenant, up to the time of such expiration or termination of this Lease, and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such expiration or termination, shall be liable to Landlord for, and shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default:

        (a) The equivalent of the amount of the Basic Rent and Additional Rent which would be payable under this Lease by Tenant if this Lease were still in effect, less

        (b) The net proceeds of any reletting effected pursuant to the provisions of Section 12.3 hereof after deducting all of Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation of the Demised Premises, or any portion thereof, for such reletting.

        Tenant shall pay such current damages in the amount determined in accordance with the terms of this Section 12.4, as set forth in a written statement thereof from Landlord to Tenant (hereinafter called the "Deficiency"), to Landlord in monthly installments on the days on which the Basic Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise.

        Section 12.5 Damages. At any time after an Event of Default and termination of this Lease, whether or not Landlord shall have collected any monthly Deficiency as set forth in Section 12.4, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for final damages for Tenant's default, an amount equal to the difference between the then present worth of the aggregate of the Basic Rent and Additional Rent and any other charges to be paid by Tenant hereunder which have not previously been satisfied by Tenant by payment of the Deficiency or otherwise for the unexpired portion of the term of this Lease (measured from the period covered by Tenant's last payment of monthly Basic Rent or the monthly Deficiency corresponding thereto and assuming this Lease had not been so terminated), and the then present worth of the then aggregate fair and reasonable fair market rent of the Demised Promises for the same period. In the computation of present worth, a discount at the rate of 6% per annum shall be employed. If the Demised Premises, or any portion thereof, be relet by Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable fair market rent for the part or the whole of the Demised Premises so relet during the term of the reletting. Northing herein contained or contained in Section 12.4 shall limit or prejudice the right of Landlord to prove for and obtain, as damages by reason of such expiration or termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

        Section 12.6 No waiver. No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent from

Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease. None of the terms of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord and/or by Tenant, as the case may be. No waiver of any breach shall affect or alter this Lease, but each of the terms of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach of this Lease. No waiver of any default of Tenant herein shall be implied from any omission by Landlord to take any action on account of such default, if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

        Section 12.7 Landlord's Remedies. In the event of any breach or threatened breach by Tenant of any of the terms contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, reentry, summary proceedings and other remedies were not provided for in this Lease. Each remedy or right of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or the beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies.

        Section 12.8 Bankruptcy. If, during the term of this Lease, (a) Tenant shall make an assignment for the benefit of creditors, (b) a voluntary petition be filed by Tenant under any law having for its purpose the adjudication of Tenant a bankrupt, or Tenant be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy, (c) a receiver be appointed for the property of Tenant, or (d) any department of the state or federal government, or any officer thereof duly authorized, shall take possession of the business or property of Tenant, the occurrence of any such contingency shall be deemed a breach of the Lease and this Lease shall, ipso facto upon the happening of any of said contingencies, be terminated and the same shall expire as fully and completely as if the day of the happening of such contingency were the date herein specifically fixed for the expiration of the term, and Tenant will then quit and surrender the Demised Premises, but Tenant shall remain liable as hereinafter provided. Notwithstanding other provisions of this Lease, or any present or future law, Landlord shall be entitled to recover from Tenant or Tenant's estate (in lieu of the equivalent of the amount of all rent and other charges unpaid at the date of such termination) as damages for loss of the bargain and not as a penalty, an aggregate sum which at the time of such termination represents the difference between the then present worth of the aggregate of the Basic Rent and Additional Rent and any other charges payable by Tenant hereunder that would have accrued for the balance of the term of this Lease (assuming this Lease had not been so terminated), over the then present worth of the aggregate fair market rent of the Demised Premises for the balance of such period, unless any statute or rule of law covering the proceedings in which such damages are to be proved shall limit the amount of such claim capable of being so proved, in which case Landlord shall be entitled to prove as and for damages by reason of such breach and termination of this Lease the maximum amount which may be allowed by or under any such statute or rule of law without prejudice to any rights of Landlord against any guarantor of Tenant's obligations herein. In the computation of present worth, a discount rate of 6% per annum shall be employed. Nothing contained herein shall limit or prejudice




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
Landlord's right to prove and obtain as damages arising out of such breach and termination of the maximum amount allowed by any such statute or rule of law which may govern the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the excess of the present value of the rent and other charges required herein over the present value of the fair market rents referred to above. Specified remedies to which Landlord may resort under the terms of this Section 12.8 are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled.

     Section 12.9 Waiver by Tenant. Tenant hereby expressly waives, so far as permitted by law, any and all right of redemption or reentry or repossession or to revive the validity and existence of this Lease in the event that Tenant shall be dispossessed by a judgment or by order of any court having jurisdiction over the Demised Premises or the interpretation of this Lease or in case of entry, reentry or repossession by Landlord or in case of any expiration or termination of this Lease.

                                  ARTICLE XIII
                          DESTRUCTION AND RESTORATION

     Section 13.1 Destruction and Restoration. Tenant covenants and agrees that in case of damage to or destruction of the Improvements after the Commencement Date of the term of this Lease, by fire or otherwise, Tenant, at its sole cost and expense, shall promptly restore, repair, replace and rebuild the same as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations (made in conformity with Article XIX hereof) as may be reasonably acceptable to Landlord or required by law. Tenant shall forthwith give Landlord written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Such restoration, repairs, replacements, rebuilding, changes and alternations, including the cost of temporary repairs for the protection of the Demised Premises, or any portion thereof, pending completion thereof are sometimes hereinafter referred to as the "Restoration." The Restoration shall be carried on and completed in accordance with the provisions and conditions of Section
13.2 and Article XIX hereof. If the net amount of the insurance proceeds (after deduction of all costs, expenses and fees related to recovery of the insurance proceeds) recovered by Landlord and held by Landlord and Tenant as co-trustees is reasonably deemed insufficient by Landlord to complete the Restoration of such improvements (exclusive of Tenant's personal property and trade fixtures which shall be restored, repaired or rebuilt out of Tenant's separate funds), Tenant shall, upon request of Landlord, deposit with Landlord and Tenant, as co-trustees a cash deposit equal to the reasonable estimate of the amount necessary to complete the Restoration of such improvements less the amount of such insurance proceeds available.

     Section 13.2 Application of Insurance Proceeds. All insurance moneys recovered by Landlord and held by Landlord and Tenant as co-trustees on account of such damage or destruction, less the costs, if any, to Landlord and Tenant of such recovery, shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses upon the written request of Tenant, accompanied by a certificate of the architect or a qualified professional engineer in charge of the Restoration stating that as of the date of such certificate (a) the sum requested is justly due to the contractors, subcontractors, materialmen, laborers, engineers, architects, or persons, firms or corporations furnishing or supplying work, labor, services or materials for such Restoration, or is justly required to reimburse Tenant for any expenditures made by Tenant in connection with such


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
Restoration, and when added to all sums previously paid out by Landlord does not exceed the value of the Restoration performed to the date of such certificate by all of said parties; (b) except for the amount, if any, stated in such certificates to be due for work, labor, services or materials, there is no outstanding indebtedness known to the person signing such certificate, after due inquiry, which is then due for work, labor, services or materials in connection with such Restoration, which, if unpaid, might become the basis of a mechanic's lien or similar lien with respect to the Restoration or a lien upon the Demised Premises, or any portion thereof; and (c) the costs, as estimated by the person signing such certificate, of the completion of the Restoration required to be done subsequent to the date of such certificate in order to complete the Restoration do not exceed the sum of the remaining insurance moneys, plus the amount deposited by Tenant, if any, remaining in the hands of Landlord after payment of the sum requested in such certificate.

        Tenant shall furnish Landlord at the time of any such payment with evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied in connection with such Restoration. Landlord and Tenant as co-trustees shall not be required to pay out any insurance moneys where Tenant fails to supply satisfactory evidence of the payment of work, labor, services or materials performed, furnished or supplied, as aforesaid. If the insurance moneys in the hands of Landlord and Tenant as co-trustees, and such other sums, if any, deposited with Landlord and Tenant as co-trustees pursuant to Section
13.1 hereof, shall be insufficient to pay the entire costs of the Restoration, Tenant agrees to pay any deficiency promptly upon demand. Upon completion of the Restoration and payment in full thereof by Tenant, Landlord shall within a reasonable period of time thereafter, turn over to Tenant all insurance moneys or other moneys then remaining upon submission of proof reasonably satisfactory to Landlord that the Restoration has been paid for in full and the damaged or destroyed Building and other improvements repaired, restored or rebuilt as nearly as possible to the condition they were in immediately prior to such damage or destruction, or with such changes or alterations as may be made in conformity with Section 13.1 and Article XIX hereof.

        Section 13.3 Continuance of Tenant's Obligations. Except as provided for in Section 13.6, no destruction of or damage to the Demised Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay to Landlord the Basic Rent and Additional Rent payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease or the Demised Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of any such damage or destruction.

        Section 13.4 Availability of Insurance Proceeds. To the extent that any insurance moneys which would otherwise be payable to Landlord and used in the Restoration of the damaged or destroyed improvements are paid to any mortgagee of Landlord and applied in payment of or reduction of the sum or sums secured by any such mortgage or mortgages made by Landlord on the Demised Premises, Landlord may make available, for the purpose of Restoration of such improvements, an amount equal to the amount payable to its mortgage out of such proceeds and in such event, such sum shall be applied in the manner provided in
Section 13.2 hereof. To the extent insurance moneys which otherwise would be available for Restoration are applied in payment or reduction of the sum(s) secured by any mortgage and Landlord does not make available an amount for Restoration, this Lease shall terminate as of the date that the insurance moneys are applied to reduce or pay the sum(s)



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
secured by such mortgage.

        Section 13.5 Completion of Restoration. The foregoing provisions of this Article XIII apply only to damage or destruction of the Improvements by fire, casualty or other cause occurring after the Commencement Date. Any such damage or destruction occurring prior to such time shall be restored, repaired, replaced and rebuilt by Landlord and during such period of construction Landlord shall obtain and maintain the builder's risk insurance coverage referred to in Section 6.1 hereof. All moneys received by Landlord under its builder's risk insurance coverage shall be applied by Landlord to complete the Restoration of such damage or destruction and if such insurance proceeds are insufficient Landlord shall provide all additional funds necessary to complete the Restoration of the Improvements.

        Section 13.6 Termination of Lease. If, within twelve (12) months prior to the expiration of the term of this Lease, the Improvements shall be destroyed or damaged to such an extent that, Tenant cannot conduct its business in the Demised Premises during the remainder of the term of the Lease, Tenant, by notice in writing delivered to Landlord within thirty (30) days from the date of such damage or destruction, may terminate this Lease. Upon the giving of such notice and the payment of the amounts specified below, the term of this Lease shall cease and come to an end on a day to be specified in Tenant's notice, which date shall not be more than 30 days after the date of delivery of such notice by Tenant to Landlord. Tenant shall accompany such notice with its payment of all Basic Rent and Additional Rent reserved for the balance of the term of the Lease (assuming the Lease had not been so terminated) and other charges payable by Tenant hereunder, justly apportioned to the date of such termination that are not paid to Landlord under the rent loss insurance policy required to be maintained for Landlord's benefit in accordance with the provisions of Section 6.8 hereof, together with the dollar amount of Landlord's reasonable estimate of the difference, if any, between the cost of the Restoration and the amount of net insurance proceeds to be made available for the Restoration. In such event Landlord shall be entitled to the proceeds of all insurance required to be carried by Tenant hereunder and Tenant shall execute all documents reasonably requested by Landlord to allow such proceeds to be paid to Landlord.

                                  ARTICLE XIV
                                  CONDEMNATION

        Section 14.1 Condemnation of Entire Demised Premises. If, during the term of this Lease, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the "Proceedings"), this Lease and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such Proceedings and Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease.

        In any taking of the Demised Premises, or any portion thereof, whether or not this Lease is terminated as in this Article provided, Tenant shall not be entitled to any portion of the award for the taking of the Demised Premises or damage to the Improvements, except as otherwise provided for in Section 14.3 with respect to the restoration of the Improvements, or for the estate or interest of Tenant therein, all such award, damages, consequential damages and compensation being hereby assigned to Landlord, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease, except that Tenant shall have, nevertheless, the limited right to prive in the Proceedings and to receive any award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment, and for Tenant's relocation costs in connection therewith.

        Section 14.2 Partial Condemnation/Termination of Lease. If, during the Initial Term of this Lease, or any extension or renewal thereof, less than the entire Demised Premises, but more than 15% of the floor area of the Building, or more than 25% of the land area of the Demised Premises, shall be taken in any such Proceedings, this Lease shall, upon vesting of title in the Proceedings, terminate as to the portion of the Demised Premises so taken, and Tenant may, at its option, terminate this Lease as to the remainder of the Demised Premises. Tenant shall not have the right to terminate this Lease pursuant to the preceding of the Demised Premises taken cannot reasonably be carried on with substantially the same utility and efficiency in the remainder of the Demised Premises (or any substitute space securable by Tenant pursuant to clause (b) hereof) and (b) Tenant cannot construct or secure substantially similar space to the space so taken, on the Demised Premises. Such termination as to the remainder of the Demised Premises shall be effected by notice in writing given not more than 60 days after the date of vesting of title in such Proceedings, and shall specify a date not more than 60 days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the term of this Lease, and all right, title and interest of Tenant hereunder, shall cease and come to an end. If this Lease is terminated as in this Section 14.2 provided, Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease except as otherwise provided in Section 14.1 and Section 14.6. The right of Tenant to terminate this Lease, as in this Section 14.2 provided, shall be exercisable only upon condition that Tenant is not then in default in the performance of any of the terms, convenants or conditions of this Lease on its part to be performed, and such termination upon Tenant's part shall become effective only upon compliance by Tenant with all such terms, convenats and conditions to the date of such termination. In the event that Tenant elects not to terminate this Lease as to the remainder of the Demised Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of Section 14.3 hereof.

        Section 14.3 Partial Condemnation/Continuation of Lease. If 15%, or less, of the floor area of the Building, or 25%, or less, of the land area of the Demised Premises, shall be taken in such Proceedings, or if more than 15% of the floor area of the Building or more than 25% of the land area of the Demised Premises is taken (but less than the entire Demised Premises), and this Lease is not terminated as in Section 14.2 hereof provided, this Lease shall, upon vesting of title in the Proceedings, terminate as to the parts so taken, and Tenant shall have no claim or interest in the award, damages, consequential damages and compensation, or any part thereof except as otherwise provided in
Section 14.1. Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease except as otherwise provided in Section 14.1. The net amount of the award after deduction of all costs and expenses, including attorney's fees), shall be held by Landlord and Tenant as co-trustees and applied as hereinafter provided. Tenant, in such case, covenants and agrees, at Tenant's sole cost and expense (subject to reimbursement to the extent hereinafter provided), promptly to restore that portion of the Improvements on the Demised Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as in this Lease provided. In the event that the net amount of the award (after deduction of all costs and expenses, including attorney's fees) that may be received by Landlord and held by Landlord and Tenant as co-trustees in any such Proceedings for physical damage to the Improvements as a result of such taking is insufficient to pay all costs of such restoration work, Tenant shall deposit with Landlord and Tenant as co-trustees such additional sum as may be required upon the written request of Landlord. The provisions and conditions in Article XIX applicable to changes and alterations shall apply to Tenant's obligations to restore that portion of the Improvements to a complete architectural and mechanical unit. Landlord and Tenant as co-trustees agree in connection with such restoration work to apply so much of the net amount of any award (after deduction of all costs and expenses, including attorney's fees) that may be received by Landlord and held by Landlord and Tenant as co-trustees in any such Proceedings for damage to the Improvements as a result of such taking to the costs of such restoration work thereof and the said net award for damage to the Improvements as a result of such taking shall be paid out from time to time to Tenant, or on behalf of Tenant, as such restoration work progresses upon the written request of Tenant, which shall be accompanied by a certificate of the architect or the registered professional engineer in charge of the restoration work stating that (a) the sum requested is justly due to the contractors, subcontractors, materialmen, laborers, engineers, architects or other persons, firms or corporations furnishing or supplying work, labor, services or materials for such restoration work or as is justly required to reimburse
Tenant for expenditures made by Tenant in connection with such restoration work, and when added to all sums previously paid out by Landlord and Tenant as co-trustees does not exceed the value of the restoration work performed to the date of such certificate; and (b) the net amount of any such award for damage to the Improvements as a result of such taking remaining in the hands of Landlord, together with the sums, if any, deposited by Tenant with Landlord and Tenant as co-trustees pursuant to the provisions hereof, will be sufficient upon the completion of such restoration work to pay for the same in full. If payment of the award for damage to the Improvements as a result of such taking, as aforesaid, shall not be received by Landlord in time to permit payments as the restoration work progresses (except in the event of an appeal of the award by Landlord), Tenant shall, nevertheless, perform and fully pay for such work without delay (except such delays as are referred to in Article XIX hereof), and payment of the amount to which Tenant may be entitled shall thereafter be made by Landlord out of the net award for damage to the Improvements as a result of such taking as and when payment of such award is received by Landlord. If Landlord appeals an award and payment of the award is delayed pending appeal Tenant shall, nevertheless, perform and fully pay for such work without delay (except such delays as are referred to in Article XIX hereof), and payment of the amount to which Tenant would have been entitled had Landlord not appealed the award (in an amount not to exceed the net award prior to such appeal) shall be made by Landlord to Tenant as restoration progresses pursuant to this Section 14.3, in which event Landlord shall be entitled to retain an amount equal to the sum disbursed to Tenant out of the net award as and when payment of such award is received by Landlord. Tenant shall also furnish Landlord and Tenant as co-trustees with each certificate hereinabove referred to, together with evidence reasonably satisfactory to Landlord that there are no unpaid bills in espect to any work, labor, services or materials performed, furnished or supplied, or claimed to have been performed, furnished or supplied, in connection with such restoration work, and that no liens have

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
been filed against the Demised Premises, or any portion thereof. Landlord and Tenant as co-trustees shall not be required to pay out any funds when there are unpaid bills for work, labor, services or materials performed, furnished or supplied in connection with such restoration work, or where a lien for work, labor, services or materials performed, furnished or supplied has been placed against the Demised Premises, or any portion thereof. Upon completion of the restoration work and payment in full therefor by Tenant, and upon submission of proof reasonably satisfactory to Landlord that the restoration work has been paid for in full and that the Improvements have been restored or rebuilt to a complete architectural and mechanical unit for the use and occupancy of Tenant as provided in this Lease, Landlord and Tenant as co-trustees shall pay over to Tenant any portion of the cash deposit furnished by Tenant then remaining. To the extent that any award, damages or compensation which would otherwise be payable to Landlord and applied to the payment of the cost of restoration of the Improvements is paid to any mortgagee of Landlord and applied in payment or reduction of the sum or sums secured by any such mortgage or mortgages made by Landlord on the Demised Premises, Landlord shall make available for the use of Tenant, in connection with the payment of the cost of restoring the Improvements an amount equal to the amount of such net award payable to the mortgagee. From and after the date of delivery of possession to the condemning authority pursuant to the Proceedings, the Basic Rent shall be adjusted in the manner provided in Section 14.5. In the event the cost of restoration work is reasonably expected to exceed the amount of the award, Tenant shall have the right to participate in the Proceedings (but not the award except as otherwise provided herein) provided Tenant pays all costs and expenses related to such participation and provided Tenant participates only to the extent necessary to assure that the award is sufficient to pay the cost of restoration as reasonably determined by Landlord and provided Tenant first provides Landlord with reasonable security against loss or prejudice to Landlord by reason of Tenant's participation reasonably acceptable to Landlord. Landlord shall at all times have the right to control the conduct of such Proceedings, except subject to the above, Tenant may control as to the portion in which it has the principal interest.

     Section 14.4 Continuance of Obligations. In the event of any termination of this Lease, or any part thereof, as a result of any such Proceedings, Tenant shall pay to Landlord all Basic Rent and all Additional Rent and other charges payable hereunder with respect to that portion of the Demised Premises so taken in such Proceedings with respect to which this Lease shall have terminated justly apportioned to the date of such termination. From and after the date of vesting of title in such Proceedings, Tenant shall continue to pay the Basic Rent and Additional Rent and other charges payable hereunder, as in this Lease provided, to be paid by Tenant, subject to an abatement of the Basic Rent as provided for in Sections 14.3 and 14.5 hereof in respect to the Demised Premises remaining after such taking.

     Section 14.5 Adjustment of Rent. In the event of a partial taking of the Demised Premises under Section 14.3 hereof, or a partial taking of the Demised Premises under Section 14.2 hereof, followed by Tenant's election not to terminate this Lease, the fixed Basic Rent payable hereunder during the period from and after the date of vesting of title in such Proceedings to the termination of this Lease shall be equitably adjusted with due consideration of the size, location, type and quality of the improvements remaining following such partial taking and the land area of the Demised Premises remaining following such partial taking.

     Section 14.6 Tenant's Interest in Alterations. Anything contained in this Article XIV to the contrary, Tenant shall have the limited right to prove in the Proceedings and to receive any separate award which may be made for the unamortized portion of any improvements or alterations to the Improvements made by Tenant pursuant to Article XIX which have increased the fair market value of the Improvements by an amount in excess of $25,000.00 (as measured by the condemning authority); provided, however, in no event shall any portion of such separate award exceed the lesser of (i) that portion of the award reasonably attributable to improvements or alterations made by Tenant pursuant to Article XIX and (ii) the actual expenditures incurred by Tenant with respect to any such alterations or improvements, and provided further in no event shall such claims by Tenant reduce Landlord's award below what it would otherwise be absent such claim (such increase in valuation to be determined in accordance with the following formula: The unamortized portion of any increase in the valuation of the Improvements attributable to expenditures incurred by Tenant for improving or altering the Improvements shall be determined by multiplying the amount of such increase in valuation by a fraction, the numerator of which shall be the number of months of the remaining term of the Lease Agreement at the time of the taking, and the denominator of which shall be the number of months constituting the useful life of said improvements or alterations measured at the time of the taking using generally acceptable accounting principles consistently applied).

                                   ARTICLE XV
                          ASSIGNMENT, SUBLETTING, ETC.

        Section 15.1 Restriction on Transfer. Tenant shall not sublet the Demised Premises, or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Demised Premises, or any portion thereof, without obtaining Landlord's prior written consent in each and every instance, which consent shall not be unreasonably withheld or delayed, provided the following conditions are complied with:

        (a) Any assignment of this Lease shall transfer to the assignee all of Tenant's right, title and interest in this Lease and all of Tenant's estate or interest in the Demised Premises.

        (b) At the time of any assignment or subletting, and at the time when Tenant requests Landlord's written consent thereto, this Lease must be in full force and effect, without any breach or default thereunder on the part of Tenant.

        (c) Any such assignee shall assume, by written, recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease, including any accrued obligations at the time of the effective date of the assignment, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary thereof. A copy of the assignment and assumption agreement, both in form and content satisfactory to Landlord, fully executed and acknowledged by assignee, together with a certified copy of a property executed corporate resolution (if the assignee be a corporation) authorizing the execution and delivery of such assumption agreement, shall be sent to Landlord ten days prior to the effective date of such assignment.

        (d) In the case of a subletting, a copy of any sublease fully executed and acknowledged by Tenant and the sublessee shall be mailed to Landlord ten days prior to the effective date of such subletting, which sublease shall be in form and content acceptable to Landlord.

        (e) Such assignment or subletting shall be subject to all the provisions, terms, covenants and conditions of this Lease, and Tenant-assignor (and the guarantor or guarantors of this Lease, if any) and the assignee or assignees shall continue to be and remain liable under this Lease, as it may be amended from time to time without notice to any assignor of Tenant's interest or to any guarantor.

        (f) Each sublease permitted under this Section 15.1 shall contain provisions to the effect that (i) such sublease is only for actual use and occupancy by the sublessee; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord thereunder; and
              (iii) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord's option, attorn to Landlord and waive any rights the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease.

        (g) Tenant agrees to pay on behalf of Landlord any and all reasonable attorney's fees paid or payable to outside counsel occasioned by such assignment or subletting.

        Section 15.2 Restriction From Further Assignment. Notwithstanding anything contained in this Lease to the contrary and notwithstanding any consent by Landlord to any sublease of the Demised Premises, or any portion thereof, or to any assignment of this Lease or of Tenant's interest or estate in the Demised Premises, no sublessee shall assign its sublease nor further sublease the Demised Premises, or any portion thereof, and no assignee shall further assign its interest in this Lease or its interest or estate in the Demised Premises, or any portion thereof, nor sublease the Demised Premises, or any portion thereof, without Landlord's prior written consent in each and every instance which consent shall not be unreasonably withheld or unduly delayed. No such assignment or subleasing shall relieve Tenant from any of Tenant's obligations in this Lease contained.

        Section 15.3 Landlord's Termination Right. Notwithstanding anything contained in this Lease to the contrary, should Tenant desire to assign this Lease, or its interest or estate in the Demised Premises, or sublet the Demised Premises, or any portion thereof, it shall give written notice of its intention to do so to Landlord 60 days or more before the effective date of such proposed assignment or subletting and Landlord may, at any time within 30 days after the receipt of such notice from Tenant, cancel this Lease with respect to the space therein described by giving Tenant written notice of its intention to do so, in which event such cancellation shall become effective upon the date specified by Landlord, but not less than 30 days nor more than 90 days after its receipt by Tenant, with the same force and effect as if said cancellation date were the date originally set forth as the expiration date of the Initial Term of this Lease, or any extension or renewal thereof. If Tenant's notice shall cover all of the Demised Premises, and Landlord shall have exercised its foregoing cancellation right, the term of this Lease shall expire and end on the effective date of the assignment of subletting stated in Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the term of this Lease. If, however, this Lease be cancelled with respect to less than the entire Demised Premises, the Basic Rent and Additional Rent shall be equitably adjusted on a square foot basis from and after the termination date for said portion, and this Lease as so amended shall continue thereafter in full force and effect. The rent adjustments provided for herein shall be evidenced by an amendment to this Lease executed by Landlord and Tenant. If this Lease shall be terminated in the manner aforesaid, either as to the entire Demised Premises or only a portion thereof, to such extent the term of this Lease shall and upon the appropriate effective date of the proposed sublease or assignment as if that date had been originally fixed in this Lease for such expiration, and in the event of a termination affecting less than the entire Demised Premises, Tenant shall comply with Section 20.18 of this Lease with respect to such portion of the Demised Premises affected thereby. Landlord may enter into a direct lease with the proposed sublessee of assignee or with any other persons as Landlord may desire without obligation or liability to Tenant, its assignees, sublessees or their respective successors, assigns, agents or brokers.

        Section 15.4 Tenant's Failure to Comply. Tenant's failure to comply with all of the foregoing provisions and conditions of this Article XV shall (whether or not Landlord's consent is required under this Article), at Landlord's option, render any purported assignment or subletting null and void and of no force and effect.

        Section 15.5 Sharing of Excess Rent. If Landlord consents to Tenant assigning its interest under this Lease or subletting all or any portion of the Demised Premises, Tenant shall pay to Landlord (in addition to Rent and all other amounts payable by Tenant under this Lease) 50% of the rents and other considerations payable by such assignee or subtenant (after deducting amounts paid by Tenant for (i) reasonable and customary advertising expenses incurred in connection with such assignment or sublease, (ii) leasing commissions paid by Tenant for such assignment or sublease (iii) tenant improvement allowances granted to such assignee or subtenant and (iv) attorney's fees incurred by Tenant for such assignment or sublease, not to exceed $1,000.00) in excess of the Rent otherwise payable by Tenant from time to time under this Lease. For the purposes of this computation, the additional amount payable by Tenant shall be determined by application of the rental rate per square foot for the Demised Premises or any portion thereof sublet. Said additional amount shall be paid to Landlord immediately upon receipt by Tenant of such Rent or other considerations from the assignee or subtenant.


                                 ARTICLE XVI
                        SUBORDINATION, NONDISTURBANCE,
                     NOTICE TO MORTGAGEE AND ATTORNMENT

        Section 16.1 Subordination by Tenant. This Lease and all rights of Tenant therein, and all interest or estate of Tenant in the Demised Premises, or any portion thereof, shall be subject and subordinate to the lien of any mortgage, deed of trust, security instrument or other document of like nature ("Mortgage"), which at any time may be placed upon the Demised Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease to the lien of any such Mortgage. It is agreed, nevertheless, that so long as Tenant is not in default in the payment of Basic Rent and Additional Rent and the performance and observance of all covenants, conditions, provisions, terms and agreements to be performed and observed by Tenant under this Lease, that such subordination agreement or other instrument, release or document shall not interfere with, hinder or molest Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Demised Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. The lien of any such Mortgage shall not cover Tenant's trade fixtures or other personal property located in or on the Demised Premises.

        Section 16.2 Landlord's default. In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord prior written notice of such act or omission and until a 30-day period of time to allow Landlord or the mortgages to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot, with due diligence and in good faith, be remedied within such 30-day period, the Landlord and/or mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it shall have commenced remedying the same with due diligence and in good faith within said 30-day period. In the event Landlord's act or omission which constitutes a Landlord's default hereunder results in an immediate threat of bodily harm to Tenant's employees, agents or invitees, or damage to Tenant's property Tenant may proceed to cure the default without prior notice to Landlord; provided, however, in that event Tenant shall give written notice to Landlord as soon as possible after commencement of such cure. Landlord shall reimburse Tenant for its reasonable out-of-pocket expenditures incurred in curing such default within thirty (30) days following receipt by Landlord of invoices in detail reasonably acceptable to Landlord with interest thereon at the Maximum Rate of Interest from the date of expenditure by Tenant (provided such date is not prior to expiration of any applicable grace or cure period) to the date of reimbursement by Landlord. Nothing herein contained shall be construed or interpreted as permitting Tenant to offset rent or any other payments due hereunder. Further, nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission.

        Section 16.3 Attornment. If any mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Demised Premises, whether through possession or foreclosure or the delivery of a deed to the Demised Premises, then, Tenant shall attorn to and recognize such mortgagee as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage) provided that so long as Tenant is not in default in the payment of Basic Rent and Additional Rent and the performance and observance of all covenants, conditions, provisions, terms and agreements to be performed and observed by Tenant under this Lease, such mortgagee as landlord shall not interfere with, hinder or molest Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Demised Premises, and all portions thereof, and to conduct its business therein in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment provided that so long as Tenant is not in default in the payment of Basic Rent and Additional Rent and the performance and observance of all covenants, conditions, provisions, terms and agreements to be performed and observed by Tenant under this Lease, such mortgagee as landlord shall not interfere with, hinder or molest Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Demised Premises, and all portions thereof, and to conduct its business therein in accordance with the covenants, conditions, provisions, terms and agreements of this Lease.

                                  ARTICLE XVII

                                     SIGNS

        Section 17.1 Tenants Signs. Tenant may erect signs on the exterior or interior of the Building or on the landscaped area adjacent thereto, provided that such sign or signs (a) do not cause any structural damage or other damage to the Building; (b) do not violate applicable governmental laws, ordinances, rules or regulations; (c) do not violate any existing restrictions affecting the Demised Premises; and (d) are compatible with the architecture of the Building and the landscaped area adjacent thereto.

                                 ARTICLE XVIII

                               REPORTS BY TENANT

        Section 18.1 Annual Statements. Upon request by Landlord at any time after 135 days after the end of the applicable fiscal year of Tenant, Tenant shall deliver to Landlord (within 15 days after receipt of written request) a copy of its audited financial statement, including the certification of its auditor, and similar financial statement of any guarantor of Tenant's obligations under this Lease.

                                  ARTICLE XIX

                            CHANGES AND ALTERATIONS

        Section 19.1 Tenant's Changes and Alterations. Tenant shall have the right at any time, and from time to time during the term of this Lease, to make such changes and alterations, structural or otherwise, to the Building, improvements and fixtures hereafter erected on the Demised Premises as Tenant shall deem necessary or desirable in connection with the requirements of its business, which such changes and alterations (other than changes or alterations of Tenant's movable trade fixtures and equipment) shall be made in all cases subject to the following conditions, which Tenant covenants to observe and perform:

        (a) Permits. No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all municipal, state and federal permits and authorizations of the various governmental bodies and departments having jurisdiction thereof, and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary, all at Tenant's sole cost and expense, provided such applications do not cause Landlord to become liable for any cost, fees or expenses.

        (b) Compliance with Plans and Specifications. Before commencement of any change, alteration, restoration or construction (hereinafter sometimes referred to as "Work") involving in the aggregate an estimated cost of more than Ten Thousand and no/100 Dollars ($10,000.00) or which in Landlord's reasonable judgment would materially alter the mechanical, structural, or electrical systems of the Improvements, Tenant shall (i) furnish Landlord with detailed plans and specifications of the proposed change or alteration; (ii) obtain Landlord's prior written consent, which consent shall not be unreasonably withheld (but such consent may be withheld if the change or alteration would, in the reasonable judgment of Landlord, impair the value or usefulness of the Land or Improvements, or any substantial part thereof to Landlord); (iii) obtain Landlord's prior written approval, not to be unreasonably withheld, of a licensed architect or licensed professional engineer selected and paid for by Tenant, who shall supervise any such work (hereinafter referred to as "Alterations Architect or Engineer"); (iv) obtain Landlord's prior written approval of detailed plans and specifications, which approval shall not be unreasonably withheld with respect to plans and specifications covering work not affecting the structural, electrical or mechanical systems of the Improvements (but which approval may be withheld in Landlord's sole and absolute direction with respect to plans and specifications covering Work affecting the structural, electrical or mechanical systems of the Improvements) prepared and approved in writing by said Alterations Architect or Engineer, and of each amendment and change thereto; and (v) furnish to Landlord a surety company performance bond issued by a surety company licensed to do business in the state in which the Demised Premises are located and reasonably acceptable to Landlord in an amount equal to the estimated cost of such work guaranteeing the completion thereof within a reasonable time thereafter (1) free and clear of all mechanic's liens or other liens, encumbrances, security interests and charges, and (2) in accordance with the plans and specifications approved by Landlord; provided, however, so long as Tenant maintains a financial net worth of at least $15,000,000.00 as evidenced by audited financial statements prepared by an independent certified public accountant and delivered to Landlord at the time of Tenant's request for Work requiring Landlord's consent and approval hereunder, Tenant shall not be required to furnish the aforesaid surety company performance bond.

        (c) Value Maintained. Any change or alteration shall, when completed, be of such character as not to reduce the value or utility of the Demised Premises or the Building to which such change or alteration is made below its value or utility to Landlord immediately before such change or alteration, nor shall such change or alteration reduce the area or cubic content of the Building, nor change the character of the Demised Premises or the Building as to use without Landlord's express written consent.

        (d) Compliance with Laws. All Work done in connection with any change or alteration shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws of the place in which the Demised Premises are situated, and with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are located, or any other body exercising similar functions. The cost of any such change or alteration shall be paid in cash so that the Demised Premises and all portions thereof shall at all times be free of liens for labor and materials supplied to the Demised Premises, or any portion thereof. The Work of any change or alteration shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the control of Tenant excepted. Tenant shall obtain and maintain, at its sole cost and expense, during the performance of the Work, workers' compensation insurance covering all persons employed in connection with the Work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Demised Premises or any interest therein, together with comprehensive general liability insurance for the mutual benefit of Landlord and Tenant with limits of not less than One Million Dollars ($1,000,000.00) in the event of injury to one person, Three Million Dollars ($3,000,000.00) in respect to any one accident or occurrence, and Five Hundred Thousand Dollars ($500,000.00) for property damage, and the fire insurance with "extended coverage" endorsement required by Section 6.1 hereof shall be supplemented with "builder's risk" insurance on a completed value form or other comparable coverage on the Work. All such insurance shall be in a company or companies authorized to do business in the state in which the Demised Premises are located and reasonably satisfactory to Landlord, and all such policies of insurance or certificates of insurance shall be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same, or with other evidence of payment of the premium satisfactory to Landlord.

(e) Property of Landlord. Subject to the terms of paragraph (g) below, all improvements and alterations (other than Tenant's movable trade fixtures and equipment) made or installed by Tenant shall immediately, upon completion or installation thereof, become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the term of this Lease.

(f) Location of Improvements. No change, alteration, restoration or new construction shall be in or connect the Improvements with any property, building or other improvement located outside the boundaries of the parcel of land described in Exhibit "A" attached, nor shall the same obstruct or interfere with any existing easement.

(g) Removal of Improvements. As a condition to granting approval for any changes or alterations, Landlord may require Tenant to remove any improvements, additions or installations installed by Tenant in the Demised Premises at Tenant's sole cost and expense, and repair and restore any damage caused by the installation and removal of such improvements, additions, or installations; provided, however, the only improvements, additions or installations which Tenant shall remove shall be those specified in such notice. If Landlord does not require Tenant to remove such improvements, additions or installations thereof, Tenant shall not be required to remove such improvements, additions or installations. All improvements, additions or installations installed by Tenant which did not require Landlord's prior approval shall be removed by Tenant as provided for in this Section 19.1(g), unless Tenant has obtained a written waiver of such condition from Landlord prior to installation thereof.

(h) Written Notification Required. Tenant shall notify Landlord in writing 30 days prior to commencing any alterations, additions or improvements to the Demised Premises which have been approved by Landlord so that Landlord shall have the right to record and post notices of non-responsibility on the Demised Premises.

                                   ARTICLE XX
                            MISCELLANEOUS PROVISIONS

        Section 20.1 Entry by Landlord. Tenant agrees to permit Landlord and authorized representatives of Landlord to enter upon the Demised Premises at all reasonable times upon reasonable notice (except in case of an emergency in which event Landlord or its agents may enter at any time with or without notice) during ordinary business hours for the purpose of inspecting the same and making any necessary repairs to comply with any laws, ordinances, rules, regulations or requirements of any public body, or the Board of Fire Underwriters, or any similar body. Nothing herein contained shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any work, keep and store upon the Demised Premises all necessary materials, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making repairs or the performance of any work in or about the Demised Premises, or on account of bringing material, supplies and equipment into, upon or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever; provided, however, in the exercise of its rights hereunder Landlord shall use reasonable efforts to interfere with the business of Tenant as little as reasonably possible under the circumstances; provided, however, nothing herein shall require Landlord to perform any necessary work during other than normal business hours.

        Section 20.2 Exhibition of Demised Premises. Landlord is hereby given the right during usual business hours at any time during the term of this Lease upon reasonable notice to enter upon the Demised Premises and to exhibit the same for the purpose of mortgaging or selling the same; provided, however, in the exercise of its rights hereunder Landlord shall use reasonable efforts to interfere with the business of Tenant as little as reasonably possible under the circumstances. During the final year of the term, Landlord shall be entitled to display on the Demised Premises, in such manner as to not unreasonably interfere with Tenant's business, signs indicating that the Demised Premises are for rent or sale and suitably identifying Landlord or its agent. Tenant agrees that such signs may remain unmolested upon the Demised Premises and that Landlord may exhibit said premises to prospective tenants during said period.

        Section 20.3 Indemnification by Tenant. To the fullest extent allowed by law, Tenant shall at all times indemnify, defend and hold Landlord and Landlord's shareholders, employees and managing agent harmless against and from any and all claims, costs, liabilities, actions and damages (including, without limitation, attorneys' fees and costs) by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management, or from any work or things whatsoever done in or about the Demised Premises other than the construction and installation of the Landlord's Improvements, and will further indemnify, defend and hold Landlord harmless against and from any and all claims arising during the term of this Lease, from any condition of the Improvements or any street, curb or sidewalk forming a part of the Demised Premises, or of any passageways or space therein or appurtenant thereto, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, its agents, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease, in or about the Demised Premises, or upon the sidewalk and the land forming a part of the Demised Premises, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from

Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant's obligations under this Section 20.3 shall be insured by contractual liability endorsement on Tenant's policies of insurance required under the provisions of Section 6.2 hereof.

        Section 20.4 Notices. All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid or by an independent overnight courier service, addressed as follows:

                To Landlord:            Opus North Corporation
                                        9700 West Higgins Road, Suite 900
                                        Rosemont, Illinois 60018
                                        Attention: President

                With a copy to:         Opus U.S. Corporation
                                        P.O. Box 59110
                                        Minneapolis, Minnesota 55440
                                        Attention: Legal Department

                To Tenant:              ERO Industries, Inc.
                                        585 Slawin Court
                                        Mount Prospect, IL 60056
                                        Attention: Senior Vice President
                                        Finance

                With a copy to:         Sachnoff & Weaver
                                        30 South Wacker, Suite 2900
                                        Chicago, Illinois 60606
                                        Attention: Barry S. Cain

or at such other place as Landlord may from time to time designate by written notice to Tenant. Notices, demands and requests which shall be served upon Landlord by Tenant, or upon Tenant by Landlord, in the manner aforesaid, shall be deemed to be sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be mailed or delivered to a courier.

        Section 20.5 Quiet Enjoyment. Landlord covenants and agrees that Tenant, upon paying the Basic Rent and Additional Rent, and upon observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises (subject to the provisions of this Lease) during the term of this Lease without hindrance or molestation by Landlord or by any person or persons claiming under Landlord.

        Section 20.6 Landlord's Continuing Obligations. The term "Landlord," as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises, and in the event of any transfer or transfers or conveyance the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of such landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease shall be paid to Tenant. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the aforesaid, be binding on Landlord's successors and assigns, during and in respect of their respective successive periods of ownership. Nothing herein contained shall be construed as relieving Landlord of its obligations under Article II of this Lease, or releasing Landlord from any obligation to complete the cure of any breach by Landlord during the period of its ownership of the Demised Premises.

        Section 20.7 Estoppel. Landlord and Tenant shall each without charge at any time and from time to time, within twenty days after written request by the other party, certify by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of a mortgagee, proposed mortgagee, or to any purchaser or proposed purchaser, or to any other person dealing with Landlord, Tenant or the Demised Premises:

        (a) That this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications);

        (b) The dates to which the Basic Rent or Additional Rent have been paid in advance;

        (c) Whether or not there are then existing any breaches or defaults by such party or the other party known by such party under any of the covenants, conditions, provisions, terms or agreements of this Lease, and specifying such breach or default, if any, or any setoffs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease (or of any guaranties) upon the part of Landlord or Tenant (or any guarantor), as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

        (d) Such other statements or certificates as Landlord or any mortgagee may reasonably request.

        It is the intention of the parties hereto that any statement delivered pursuant to this Section 20.7 may be relied upon by any of such parties dealing with Landlord, Tenant or the Demised Premises. If Tenant does not deliver such statement to Landlord within such 20 day period, Landlord, and any prospective purchaser or encumbrancer of the Demised Premises or the Building, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated and is in full force and effect, except as otherwise represented by Landlord; that the current amounts of the Basic Rent and Security Deposit are as represented by Landlord; that any changes made against the Security Deposit are uncontested and valid; that there have been no subleases or assignments of the Lease; (iii) that not more than one month's Basic Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

        Section 20.8 Delivery of Corporate Documents. In the event that Tenant is a corporation, Tenant shall, without charge to Landlord, at any time and from time to time within ten days after the written request by Landlord, deliver to Landlord, in connection with any proposed sale or mortgage of the Demised Premises, the following instruments and documents:

        (a) Certificate of Good Standing in the state of incorporation of Tenant and in the state in which the Demised Premises are located issued by the appropriate state authority and bearing a current date;

        (b) A copy of Tenant's articles of incorporation and by-laws, and any amendments or modifications thereof certified by the secretary or assistant secretary of Tenant;

        (c) An opinion of Tenant's counsel that (i) this Lease has been duly authorized by all necessary corporate action and is a valid and binding agreement enforceable in accordance with its terms; and
             (ii) Tenant is a duly organized and validly existing corporation under the laws of its state of incorporation, is duly authorized to carry on its business, and is in good standing under the laws of the state in which the Demised Premises are located, if different from the state of incorporation, and has all necessary licenses and permits to carry on its business.

        Landlord, at any time and from time to time within ten days after written request from Tenant, shall deliver to Tenant an opinion of Landlord's counsel that (a) this Lease has been duly authorized by all necessary corporate action and is a valid and binding agreement enforceable in accordance with its terms, and (b) Landlord is a duly organized and validly existing corporation under the laws of its state of incorporation, is duly authorized to carry on its business, and is in good standing under the laws of the state in which the Demised Premises are located, if different from the state of incorporation, and has all necessary licenses and permits to carry on its business.

        Section 20.9 Memorandum of Lease. Upon not less than ten days prior written request by either party, the parties hereto agree to execute and deliver to each other a Memorandum Lease, in recordable form, setting forth the following:

        (a)  The date of this Lease;

        (b)  The parties to this Lease;

        (c)  The term of this Lease;

        (d)  The legal description of the Demised Premises; and

        (e) Such other matters reasonably requested by Landlord to be stated therein.

        Section 20.10 Severability. If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law. This Lease shall be construed and be enforceable in accordance with the laws of the state in which the Demised Premises are located.

        Section 20.11 Successors and Assigns. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

        Section 20.12 Captions. The caption of each article of this Lease is for convenience and reference only, and in no way defines, limits or describes the scope or intent of such article or of this Lease.

        Section 20.13 Relationship of Parties. This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

     Section 20.14 Entire Agreement. All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease together with the Exhibits contains the entire agreement between the parties and shall not be modified or amended in any manner except by an instrument in writing executed by the parties thereto.

     Section 20.15 No Merger. There shall be no merger of this Lease or the leasehold estate created by this Lease with any other estate or interest in the Demised Premises by reason of the fact that the same person, firm, corporation or other entity may acquire, hold or own directly or indirectly, (a) this Lease or the leasehold interest created by this Lease or any interest therein, and
(b) any such other estate or interest in the Demised Premises, or any portion thereof. No such merger shall occur unless and until all persons, firms, corporations or other entities having an interest (including a security interest) in (1) this Lease or the leasehold estate created thereby, and (2) any such other estate or interest in the Demised Premises, or any portion thereof, shall join in a written instrument expressly affecting such merger and shall duly record the same.

     Section 20.16 Possession and Use. Tenant acknowledges that the Demised Premises are the property of Landlord and that Tenant has only the right to possession and use thereof upon the covenants, conditions, provisions, terms and agreements set forth in this Lease.

     Section 20.17 No Surrender During Lease Term. No surrender to Landlord of this Lease or of the Demised Premises, or any portion thereof, or any interest therein, prior to the expiration of the term of this Lease shall be valid or effective unless agreed to and accepted in writing by Landlord and consented to in writing by all contract vendors and mortgagees, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord consented to by all contract vendors and the mortgagees, as aforesaid, shall constitute an acceptance of any such surrender.

     Section 20.18 Surrender of Demised Premises. At the expiration of the term of this Lease, Tenant shall surrender the Demised Premises in the same condition as the same were in upon delivery of possession thereto at the Commencement Date of the term of this Lease, reasonable wear and tear (and approved alterations) excepted, and shall surrender all keys to the Demised Premises to Landlord at the place then fixed for the payment of Basic Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. Tenant shall at such time remove all of its property therefrom and all alterations and improvements placed thereon by Tenant which are required to be removed pursuant to Article XIX hereof. Tenant shall repair any damage to the Demised Premises caused by such removal, and any and all such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Demised Premises be not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Demised Premises, including, without limitation any claim made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

     All property of Tenant not removed within 30 days after the last day of the term of this Lease shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Demised Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Demised Premises to good order, condition and repair.

        Section 20.19 Holding Over. In the event Tenant remains in possession of the Demised Premises after expiration of this Lease, and without the execution of a new lease, it shall be deemed to be occupying the Demised Premises as a tenant from month to month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Basic Rent shall be escalated to 150% of the then current Basic Rent for the Demised Premises.

        Section 20.20 Landlord Approval. Any approval by Landlord or Landlord's architects and/or engineers of any of Tenant's drawings, plans and specifications which are prepared in connection with any construction of improvements respecting the Demised Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any reason, purpose or condition, but such approval shall merely be the consent of Landlord, as may be required hereunder, in connection with Tenant's construction of improvements relating to the Demised Premises in accordance with such drawings, plans and specifications.

        Section 20.21 Survival. All obligations (together with interest or money obligations at the Maximum Rate of Interest) accruing prior to expiration of the term of this Lease shall survive the expiration or other termination of this Lease.

        Section 20.22 Attorney's Fees. In the event of any litigation or judicial action in connection with this Lease or the enforcement thereof, the prevailing party in any such litigation or judicial action shall be entitled to recover all costs and expenses of any such judicial action or litigation (including, but not limited to, reasonable attorneys' fees and paralegals' fees) from the other party.

        Section 20.23 Landlord's Limited Liability. Tenant agrees to look solely to Landlord's interest in the Demised Premises for recovery of any judgment from Landlord, it being agreed that Landlord (and if Landlord is a partnership, its partners, whether general or limited, and if Landlord is a corporation, its directors, officers or shareholders) shall never be personally liable for any personal judgment or deficiency decree or judgment against it.

        Section 20.24 Broker. Tenant represents that it has dealt directly with and only with Grubb & Ellis Company and CB Commercial Real Estate Group, Inc. in connection with this Lease and that no other broker has negotiated or participated in negotiations of this Lease or is entitled to any commission in connection therewith. Tenant shall indemnify and hold Landlord harmless from and against any and all commissions, fees and expenses and all claims therefor by any broker, salesman or other party in connection with or arising out of Tenant's action in entering into this Lease, except for the commissions of the aforesaid brokers, which commissions Landlord shall be obligated to pay. Landlord shall indemnify and hold Tenant harmless from and against any and all commissions, fees and expenses and all claims therefor by any broker, salesman or other party in connection with or arising out of Landlord's action in entering into this Lease. In respect to any claim indemnified against herein, the indemnifying party shall be given prompt notice of such claims and opportunity to defend with counsel of its selection.

        Section 20.25 Governing Law. This Lease shall be governed by the laws of the State of Illinois. All covenants, conditions and agreements of Tenant arising hereunder shall be performable in the country wherein the Demised Premises are located. Any suit arising from or relating to this Lease shall be brought in the country wherein the Demised Premises are located, and the parties hereto waive the right to be sued elsewhere.

        Section 20.26 Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

        Section 20.27 Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

                                  ARTICLE XXI
                           MOVING EXPENSES ALLOWANCE

        Landlord shall reimburse Tenant Fifty Thousand and 00/100 Dollars ($50,000.00) for Tenant's moving expenses incurred as a result of Tenant's relocation to the Demised Premises, such reimbursement to be payable by Landlord within ten (10) days from the date Tenant commences occupancy of the Demised Premises and requests such reimbursement.

                                  ARTICLE XXII
                            REIMBURSEMENT OF COST OF
                         PREPARING THE WORKING DRAWINGS

        Landlord shall reimburse Tenant an amount equal to the cost (not to exceed $76,300.00) of the architectural and engineering services of Tenant's Consultants for the preparation of the Working Drawings by Tenant's Consultants, such reimbursement to be payable by Landlord within ten (10) days from the date Tenant commences occupancy of the Demised Premises and Tenant has submitted an invoice therefor in detail reasonably acceptable to Landlord.

                                 ARTICLE XXIII
                    OPPORTUNITY TO NEGOTIATE EXTENSION TERM

        In the event Tenant desires to negotiate to extend the Initial Term of this Lease for one (1) period of five (5) years ("Proposed Extension Term") and provided Tenant is not then in default in the performance of the terms, covenants and conditions of this Lease or in the payment of Basic Rent, Additional Rent or any other charges payable by Tenant hereunder, Tenant shall so notify Landlord on or before the date which is 270 days prior to the expiration of the Initial Term. In the event Tenant notifies Landlord as above provided, Tenant and Landlord shall negotiate in good faith as to the terms and conditions of the Proposed Extension Term. In the event Tenant and Landlord are not able to agree upon the terms and conditions of the Proposed Extension Term on or before the date 180 days prior to the expiration of the Initial Term, Tenant and Landlord shall have no further obligation to negotiate or enter into any agreement respecting the Proposed Extension Term, and there shall be no Proposed Extension Term. Landlord shall not negotiate with any other tenant relative to the Demised Premises before the date 270 days prior to the expiration of the Initial Term or during the period Landlord and Tenant are required to negotiate in good faith with respect to the Proposed Extension Term. In the event Tenant and Landlord are able to agree upon the terms and conditions of the Proposed Extension Term on or before the date 180 days prior to the expiration of the Initial

Term, Tenant and Landlord shall execute an amendment to this Lease prepared by Landlord and reasonably acceptable to tenant and Landlord, evidencing the terms and conditions of the proposed Extension Term, in which event the terms of this Lease as so amended shall continue in full force and effect. The purpose of this paragraph is to ensure that Landlord and Tenant shall negotiate with respect to the Proposed Extension Term but nothing herein contained shall be deemed to be an option or right of first refusal and nothing shall preclude Landlord from negotiating with other tenants at any time except as provided herein relative to the Demised Premises.

                                  ARTICLE XXIV
              ASSIGNMENT AND SUBLETTING TO WHOLLY OWNED SUBSIDIARY

        Anything in Article XV to the contrary notwithstanding, Tenant may transfer, sublet or assign Tenant's interest in this Lease to an affiliate of subsidiary eighty percent (80%) of the voting stock of which is owned directly or indirectly by Tenant (without Landlord's consent, upon prior written notice to Landlord); provided, however, no such transfer, assignment or subletting shall release Tenant from its obligations under this Lease and nothing herein shall abrogate the requirement of the written assumption by such affiliate or subsidiary.

                                  ARTICLE XXV
                         FAILURE TO DELIVER POSSESSION

        Notwithstanding anything to the contrary in Article II of this Lease, in the event Landlord fails to deliver possession of the Demised Premises to Tenant with the Landlord's Improvements substantially completed by September 1, 1992, Tenant, as its sole remedy, shall be entitled to a credit in the amount of $2,000.00 for each day of delay until possession of the Demised Premises with the Landlord's Improvements substantially completed is delivered to Tenant, such credit to be applied against Basic Rent first coming due hereunder until such credit is exhausted; provided, however, the date September 1, 1992, provided for herein shall be extended for the period that Landlord is unable to deliver possession by reason of the occurrence of an Excused Delay. Further and notwithstanding anything to the contrary in Article II of this Lease, in the event Landlord fails to deliver possession of the Demised Premises to Tenant with the Landlord's Improvements substantially completed on or before December 31, 1992, then Tenant shall have the option, as its sole remedy, to terminate this Lease upon notice to Landlord given subsequent to such date and prior to the date that Landlord delivers possession of the Demised Premises to Tenant with the Landlord's Improvements substantially complete; provided, however, the date December 31, 1992, shall be extended for the period that Landlord is unable to deliver possession by reason of the occurrence of an Excused Delay, and provided further, in the event Landlord notifies Tenant that Landlord will not be able to deliver possession of the Demised Premises by December 31, 1992, as such date may be extended as provided above, Tenant may not terminate this lease under the provisions hereof unless it does so within ten (10) days of receipt by Tenant of such notice. Further, and notwithstanding anything to the contrary in Article II of this Lease, in the event Landlord fails to deliver possession of the Demised Premises to Tenant with the Landlord's Improvements substantially completed on or before February 28, 1993, then Tenant shall have the option, as its sole remedy, to terminate this Lease upon notice to Landlord given subsequent to such date and prior to the date that Landlord delivers possession of the Demised Premises to Tenant with the Landlord's Improvements substantially complete; provided, however, the date February 28, 1993, shall be extended for the period that Landlord is unable to deliver possession by reason of the occurrence of a Tenant Delay, and provided further, in the event Landlord notifies Tenant that Landlord will not be able to deliver possession of the Demised Premises by February 28, 1993, as such date may be extended as provided above, Tenant may not terminate this Lease under the provisions hereof unless it does so within ten (10) days of receipt by Tenant of such notice. Further, Tenant shall not have the option to terminate this Lease pursuant to this Article if Tenant has taken possession of any part of the Demised Premises or commenced to install its equipment, trade fixtures or furniture therein.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Lease to be duly executed as of the day and year first above written.


                                       LANDLORD:

                                       OPUS NORTH CORPORATION

                                       By: [Illegible]
                                           -------------------

                                       Its: President
                                            ------------------


                                       TENANT:

                                       ERO INDUSTRIES, INC.

                                       By: [Illegible]
                                           -------------------

                                       Its: Senior Vice President
                                            ------------------



                                       By: [Illegible]
                                           -------------------

                                       Its: Secretary
                                            ------------------

                                  EXHIBIT "A"

The parcel of land referred to in the attached Lease, sometimes referred to therein as a part of the "Demised Premises," is a tract of land of approximately 3.7097 acres, more or less, situated in the Village of Mount Prospect, County of Cook, State of Illinois, and legally described as follows, to-wit:

        Lot 302-C in Kensington Center-Resubdivision 20, being a Resubdivision of Lots 302-B and 302-C in Kensington Center-Resubdivision 16 a subdivision of Lots 302-B and 302-C in Kensington Center-Phase 3B and Lot 309 in Kensington Center-Resubdivision 18 in part of the North West 1/4 of Section 35, Township 42 North, Range 11 East of the Third Principal Meridian according to the Plat thereof recorded December 15, 1986 as Document No. 8660187, in Cook County, Illinois.

Permitted Encumbrances:

1. Annual maintenance assessment of Feehanville Drainage District under Law Docket Number 5001400.

2. Note: A letter from the Illinois Department of Transportation states that Lot 302-C is subject to flood risk.

3. Easement in favor of the Feehanville Drainage Ditch as granted by Knesington Center Phase Three B recorded November 17, 1982 as Document 26415042.

        (Affects the southerly portions of Lots 302-C).

4. Easement in, upon, under, over and along the northeasterly 10 feet of Lot 302-C to install and maintain all equipment for the purpose of serving the land and other property with telephone, electric service and cable service, together with right of access to said equipment as created by Plat to the Commonwealth Edison Company and Central Telephone and Cablenet, Inc. recorded November 17, 1982 as Document 26415042.

5. Note: The Plat of Kensington Center Resubdivision Twenty recorded December 15, 1986 as Document 86600187 and the Plat of Kensington Center Resubdivision Sixteen recorded March 29, 1985 as Document 27493606 and filed as Document LR3427339 and the Plat of Kensington Center Phase Three-B recorded November 17, 1982 as Document 26415042 states that this subdivision is located within 500 feet of a surface drain or water course.

6. A 20 foot easement to the Village of Mt. Prospect for ingress and egress as granted by the Kensington Resubdivision Twenty recorded December 15, 1986 as Document 86600187.

        (Affects the northerly 20 feet of the southerly 60 feet, and the easterly 20 feet of the westerly 160 feet of Lot 302-C)

7. Easement in favor of the Village of Mt. Prospect, its successors and assigns, in all platted easement area, for the installation, operation, maintenance, relocation, renewal or removal of underground water main appurtenances, underground storm sewers and swales, and underground sanitary sewers for the purpose of serving the land as granted on the Plat of Kensington Resubdivision Twenty recorded December 15, 1986 as Document 86600187 and the Plat of Kensington Center Resubdivision Sixteen recorded March 29, 1985 as Document 27493606 and filed as Document LR3427339.

        (Affects the westerly 20 feet of the easterly 30 feet and the northerly part of the northwesterly 10 feet of Lot 302-C)

8. Easement in favor of Opus Designers, Builders, Developers, Inc. for the construction, operation, maintenance, repair and replacement of storm water detention ponds and related ancillary facilities, together with right of access over, across, upon, under and through all areas platted as granted on Plat of Kensington Resubdivision Twenty recorded December 15, 1986 as Document 86600187 and as granted on Plat of Kensington Center Resubdivision Sixteen recorded March 29, 1985 as Document 27493606 and filed as document LR3427339 and granted on Plat of Kensington Center Phase Three B recorded November 17, 1982 as Document 26415042.

        (Affects the northeasterly portion of Lot 302-C)

9. Easement in, upon, under, over and along the southeasterly 10 feet of the northeasterly 20 feet of lot 302-C of the land to install and maintain all equipment for the purpose of serving the land and other property with gas service, together with right of access to said equipment, as created by grant to Northern Illinois Gas Company recorded December 23, 1982 as Document 26447681, and as shown on Plat of Kensington Center Resubdivision Twenty recorded December 15, 1986 as Document 86600187 and as shown on Plat of Kensington Center Resubdivision Sixteen recorded March 29, 1986 as Document 27493606 and filed as Document LR3427339.

10. Drainage, Recreation and Access Easement Agreement dated December 17, 1982 and recorded March 7, 1983 as Document 26526919, and filed as Document LR3427339 made by and among Opus Corporation, American National Bank and Trust Company of Chicago as Trustee under Trust Agreement dated February 10, 1979 and known as Trust Number 45771, Northern Illinois Gas Company and the Village of Mt. Prospect.

        Also shown on Plat of Kensington Center Resubdivision Twenty recorded December 15, 1986 as Document 86600187.

        (Affects the southerly and east lines of the land).

11. Declaration of Industrial Standards and Protective Covenants dated December 30, 1987 and recorded December 30, 1987 as Document 87681752.

12. Appended to the Pat of Survey made by Albert O. Schmidt, dated August 6, 1990 Order Number 9007-302-C is a certification by the surveyor that based upon an examination of the Federal Emergency Management Agency Flood Insurance Rate Map Community Panel Number 1700540070B on file in the Office of the Mt. Prospect Village Engineer, the area of the property surveyed lying within the banks of the Feehanville Drainage District lies in Zone B, the balance of the property surveyed lies in Zone C. Effective Date of Map is April 15, 1981.

13. Any other matter that does not materially and adversely affect the operation of Tenant's business at the Demised Premises.

                                  EXHIBIT "B"

                         PRELIMINARY CONTRACT DOCUMENTS

1. Revised specification for interior improvements dated May 7, 1992, prepared by Tilton consisting of eight (8) pages with the exception to Note 1(a) that two (2) 55-ton HVAC rooftop units are included and the substitution of PVC for cast iron sewer and vent piping as allowed by applicable codes.

2. Memorandum regarding site lighting dated April 27, 1992, prepared by Tilton.

3.  Proposal letter from Landlord to Tenant dated May 1, 1992.

4. Drawings prepared by Tilton dated April 23, 1992, constituting of sheets A-1, A-2, A-4, A-5, F-1, M-1, M-2, E-1, E-2 and E-3.

5.  Allowance items set forth on Exhibit "D."

                                  EXHIBIT "C"

                                WORKING DRAWINGS

                        (To be attached pursuant to the
                    provisions of Article II of the Lease.)

                                  EXHIBIT "D"

                                   ALLOWANCES

                              ERO Industries, Inc.
                                585 Slawin Court

 1. Carpeting (III I.1.) $20,000/SY x 3050 SY          = $61,000.00
 2. Millwork (III L.1-11.) including hardwood sills    = $25,000.00
 3. Building signage (III A.1.)                        = $ 3,000.00
 4. Landscape lighting (III A.2.)                      = $ 4,380.00
 5. Outdoor patio (III A.3.)                           = $12,800.00
 6. Vinyl wallcovering (III J.4.)                      = $ 1,050.00
 7. Transparency light wall (III M.4.)                 = $ 4,000.00
 8. Stone borders (III N.2.)                           = $ 2,000.00
 9. Preaction fire protection system                   = $10,000.00
10. Overhead panel door with automatic operator        = $ 1,200.00
11. Glass entry door and enclosure (III D.2.)          = $ 3,780.00
12. Glass lights (III E.2.)                            = $10,350.00
13. Aluminum frame windows (III E.3.)                  = $ 6,400.00
14. Finish hardware (III F.1.)                         = $15,000.00
15. Closet door hardware (III F.2.)                    = $   560.00
16. Ceramic tile flooring (III I.3.)                   = $ 3,840.00
17. Access floor (III I.4.)                            = $ 7,250.00
18. Ceramic wall tile (III J.4.)                       = $ 2,040.00
19. Miniblinds (III K.1.)                              = $ 5,070.00
20. Telephone and data wiring                          = $20,000.00

     In the event the Working Drawings to be prepared and furnished by Tenant pursuant to Article II of this Lease Agreement reflect items not contemplated by (or are inconsistent with) the Preliminary Contract Documents and such items cause the aggregate price allowances set forth above to be exceeded or result in any other increase in cost to Landlord, Landlord shall not proceed with construction and installation of Landlord's Improvements unless and until Landlord has notified Tenant thereof and Tenant has approved such excess price or increased cost. If Tenant does not approve such excess price or increased cost, Landlord shall construct and install Landlord's Improvements in substantial accordance with the Preliminary Contract Documents and the provisions of Article II of this Lease Agreement. If Tenant does approve such excess price increased cost, Landlord shall construct and install Landlord's Improvements in substantial accordance with the Working Drawings and the provisions of Article II of the Lease Agreement and Tenant shall reimburse Landlord in the manner provided in the last paragraph of Section 2.1 of the Lease Agreement. Any delay occasioned by Tenant's approval or disapproval of such excess price or increased cost shall constitute an Excused Delay.